U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________

DAYBREAK OIL AND GAS, INC.

(Name of small business issuer in its charter)

Washington

7360

91-0626366

  (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer

incorporation or organization)  Classification Code Number) Identification No.)

601 W. Main Ave., Suite 1017, Spokane, WA 99201

(509) 232-7674

(Address and telephone number of principal executive offices)

601 W. Main Ave., Suite 1017, Spokane, WA 99201

(Address of principal place of business or intended principal place of business)

Gregory B. Lipsker

 601 W. Main Ave., Suite 714 Spokane, WA 99201

(509) 455-9077  (Telephone)       (509) 624-6441 (Facsimile)

(Name, address and telephone number of agent for service)

________________________________

Approximate date of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

- If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

- If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

- If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

- If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

  CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.001 par value (2)	8,027,206	$2.29	$18,382,301	$1,967
Common Stock, $0.001 par value per share, issuable upon exercise of common stock purchase warrants (3)	5,217,683	$1.50	$7,826,525	$837

F-i

(1)

The registration fee has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933 (the "Securities Act").

(2)

Represents shares of Daybreak Oil and Gas, Inc.'s common stock issued under Subscription Agreement dated March 3, 2006.  The registration fee is based on the last sale price of our common stock, $2.29 per share, as reported on July 14, 2006 from quote data provided online by an OTC Bulletin Board Quotation Service.

(3)

Represents shares of Daybreak Oil and Gas, Inc.’s common stock issuable upon the exercise of warrants issued under common stock purchase warrant agreements, and the Placement Agent Agreement dated March 6, 2006.  The registration fee is based on a price of $1.50 per share, which is the weighted average exercise price at which the common stock purchase warrants are exercisable into shares of our common stock.

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions. It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

  The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus is not an offer to sell these securities and neither Daybreak Oil and Gas, Inc. nor the selling shareholders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 18, 2006

DAYBREAK OIL AND GAS, INC.

8,027,206 SHARES OF

COMMON STOCK

The shares of common stock, $.001 par value, offered hereby are being offered from time to time by certain Daybreak Oil and Gas, Inc. shareholders which includes up to 5,217,683 shares of common stock issuable upon exercise of warrants.  See “Selling Shareholders.”  The price at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares, in negotiated transactions or otherwise as set forth herein.  See “Plan of Distribution.”  Daybreak Oil and Gas, Inc. will not receive any proceeds from the sale of the shares by any of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants for cash.

Daybreak Oil and Gas, Inc.’s common stock is listed on the OTC Bulletin Board under the symbol “DBRM.”  On July 14, 2006, the last reported sales price of our common stock on the OTC Bulletin Board was $ 2.29 per share.

For a discussion of certain risks that should be considered by prospective investors, see “Risk Factors” beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Prospectus Summary

1

Where You Can Find More Information

1

Forward-Looking Statements

2

Glossary of Technical Terms

3

Risk Factors

4

Selling Security Holders

11

Market for Common Equity and Related Stockholder Matters

15

Business

15

Description of Property

16

Regulation

20

Management’s Discussion and Analysis of Financial Condition or Plan of Operation

23

Directors, Executive Officers, Promoters and Control Persons

27

Executive Compensation

29

Certain Relationships and Related Transactions

30

Security Ownership of Certain Beneficial Owners and Management

32

Description of Securities

34

Use of Proceeds

36

Plan of Distribution

36

Legal Matters

37

Pending Litigation

37

Interest of Named Experts and Counsel

37

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

37

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

38

Financial Statements

F-1

PROSPECTUS SUMMARY

This summary contains basic information about us and the resale of the shares being offered by the selling shareholders.  Because it is a summary, it does not contain all of the information that you should consider before investing.  You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes contained elsewhere or incorporated by reference in this prospectus, before making an investment decision.

The Company

Daybreak Oil and Gas, Inc. is a Washington corporation with our principal office at 601 W. Main Ave., Suite 1017, Spokane, WA 99201-0613.  Our telephone number is (509) 232-7674.  We are engaged in acquiring oil and/or gas drilling prospects or interests in such prospects and in conducting drilling operations.

As an exploration stage oil and gas company engaged in the exploration and, if warranted, the development of oil and gas properties, we are actively pursuing opportunities through both joint ventures and limited partnerships. We seek to maximize the value of our asset base by exploring and developing properties that have both production and reserve growth potential.

In addition to evaluating prospects in Louisiana, Texas, California and Alberta, Canada to date we have drilled two exploratory wells and one re-entry well. The exploratory well in Louisiana was successfully completed and commenced production on June 17, 2006. The exploratory well that we drilled in Texas was a dry hole. The re-entry well in Texas is expected to be connected to a pipeline during the month of July.

The Offering

We are registering an aggregate of 13,244,889 shares of common stock of Daybreak Oil and Gas, Inc. Certain of the selling shareholders purchased 8,027,206 shares of common stock and warrants to purchase 4,013,602 shares of common stock from us in a private placement completed on May 19, 2006. Warrants to purchase an additional 1,204,081 shares were granted to the placement agents in consideration of services rendered in connection with the private placement. We relied on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder in connection with the private placement.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We may, however, receive cash consideration in connection with the exercise of the warrants for cash but will receive no proceeds from those selling shareholders who opt for the cashless exercise provisions of the warrant.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any of these documents at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede, as applicable, the information in this prospectus.

The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

•

Our Annual Report on Form 10-KSB for the year ended February 28 2006, as filed with the SEC on June 14, 2006;

•

Our Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2006 filed with the SEC on July 17, 2006;

•

Our Current Reports on Form 8-K and amended Current Reports of Form 8-KA filed with the SEC on March 7, 2006, March 9, 2006, April 5, 2006, April 14, 2006 April 24, 2006, May 3, 2006, May 26, 2006 and May 30, 2006; and

•

The description of our common stock contained in our Registration Statement on Form 10-SB (SEC File No. 0-29786) filed with the SEC on November 20, 2003 as amended on Form 10-SBA filed with the SEC on December 9, 2003.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement.

FORWARD-LOOKING STATEMENTS

We believe that some statements contained in this Prospectus relate to results or developments that we anticipate will or may occur in the future and are not statements of historical fact.  Those statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar expressions identify forward-looking statements.  Examples of forward-looking statements include statements about the following:

-

Our future operating results,

-

Our future capital expenditures,

-

Our expansion and growth of operations, and

-

Our future investments in and acquisitions of oil and natural gas properties.

We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments.  However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes.  Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.  Factors that might cause such a difference include:

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General economic and business conditions,

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Exposure to market risks in our financial instruments,

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Fluctuations in worldwide prices and demand for oil and natural gas,

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Fluctuations in the levels of our oil and natural gas exploration and development activities,

-

Risks associated with oil and natural gas exploration and development activities,

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Competition for raw materials and customers in the oil and natural gas industry,

-

Technological changes and developments in the oil and natural gas industry,

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Regulatory uncertainties and potential environmental liabilities,

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Additional matters discussed under “Risk Factors.”

GLOSSARY OF TECHNICAL TERMS

These terms whose meanings are explained below are used throughout this document:

AMI.

Area of Mutual Interest.

APO.

After Payout

Bbl.

One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

Bcf.

Billion cubic feet of gas.

Developed Acreage.

The number of acres which are allocated or assignable to producing wells or wells capable of production.

Diapir.

A relatively mobile mass that intrudes into preexisting rocks. It can form structures capable of trapping hydrocarbons.

Drilling Unit.

An area specified by governmental regulations or orders or by voluntary agreement for the drilling of a well to a specified formation or formations which may combine several smaller tracts or subdivides a large tract, and within which there is usually some right to share in production or expense by agreement or by operation of law.

Dry Hole.

A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

Exploratory Well.

A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

Gross Acre.

An acre in which a working interest is owned.

Gross Well.

A well in which a working interest is owned.

MBbls.

One thousand barrels of crude oil.

Mcf.

One thousand cubic feet of natural gas.

MMBbls.

One million barrels of crude oil.

MMcf.

One million cubic feet of natural gas.

Net Acres or Net Wells.

The sum of the fractional working interests owned in gross acres or gross wells.

Net Revenue Interest.

Economic interest remaining after deducting all royalty interests, overriding royalty interests and other burdens from the working interest ownership.

Operating Interest.

An interest in natural gas and oil that is burdened with the cost of development and operation of the property.

Operator.

The individual or company responsible for the exploration, exploitation and production of an oil or natural gas well or lease, usually pursuant to the terms of a joint operating agreement among the various parties owning the working interest in the well.

Play.

A term applied to a portion of the exploration and production cycle following the identification by geologists and geophysicists of areas with potential oil and gas reserves.

Producing Property.

A natural gas and oil property with existing production.

Productive Well.

A well that is producing oil or gas or that is capable of production.

RISK FACTORS

An investment in these securities involves substantial risks.  Prospective purchasers should consider the following significant factors in connection with other information contained in this Prospectus before making a decision to purchase the securities offered hereunder. In addition to the information contained in this Prospectus, any supplement to this Prospectus and in the documents incorporated by reference into this Prospectus, you should carefully consider the following information before making an investment decision.  If any of the following risks actually occur, our financial condition and our results of operations could be materially and adversely affected.  Additional risks and uncertainties not presently known to us may also impair our business operations.   In any such case, the trading price of our common stock could decline, and you could lose all, or a part, of your investment.

Risks related to investment in our Company

Independent Registered Public Accountants' Opinion - Going Concern

The Company's financial statements for the years ended February 28, 2006 and February 28, 2005, were audited by the Company's independent registered public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming the Company will continue as a going concern and that the Company has incurred significant operating losses that raise substantial doubt about its ability to continue as a going concern.

We Are an Early Stage Oil And Gas Exploration Company

We have no history of oil or gas production and have no proven reserves.

Need For Additional Capital

Though our first well commenced production on June 17, 2006, we have had no revenue from operations and are completely dependent upon our ability to raise additional capital to meet our continuing financial obligations. There is no guarantee that we will be successful in our efforts to raise the funds necessary to continue operations. In such event we will be forced to scale back or discontinue our operations.

We have paid our officers and directors significant amounts in the form of salaries, consulting fees, and stock.

In our fiscal year ending February 28, 2006, we paid individuals who are currently officers and directors a total of $86,000 in consulting fees, and granted them a total of 4,283,000 shares of our common stock worth, at the time of issuance, $1,106,250.  Since the beginning of the present fiscal year we have granted three officers 600,000 shares of our common stock valued at $450,000.  In March 2006 we entered into employment agreements or consulting agreements with four of our officers that will pay them an aggregate of $336,000 per annum.  The payments were all approved by the Compensation Committee of the Board of Directors.  However, they approved such payments and salaries without conducting an analysis of salaries paid to individuals who perform similar functions in comparably-sized companies.  The Board of Directors has the power to approve the payment of salaries and bonuses without receiving approval of the shareholders.  Such payments are accounted for as administrative expenses and have had, and may continue to have, an adverse impact on our revenues, if any, and earnings (or losses) per share.

We are an exploration stage company implementing a new business plan

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects, and we have just begun to implement our business plan. We started in the oil and gas exploration and development industry in March of 2005.

Competitive disadvantages

We expect to be at a competitive disadvantage in (a) seeking to acquire suitable oil and or gas drilling prospects; (b) undertaking exploration and development; and (c) seeking additional financing. The preliminary decisions regarding the acquisition of any oil and or gas prospect and undertaking drilling ventures will likely be based upon general and inferred geology or information which is publicly available to competitors.

We cannot guarantee financial results

Since our inception, we have suffered recurring losses from operations and have depended on external financing to sustain our operations. During the year ended February 28, 2006, we reported losses of $2,025,282. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments. There is no assurance that we will be able to achieve profitability.

Our future performance depends on our ability to find, acquire and develop oil and gas reserves

Our future performance depends upon our ability to find, acquire, and develop oil and gas reserves that are economically recoverable. Without successful exploration or acquisition activities, we will not be able to develop reserves or generate revenues. No assurance can be given that we will be able to find, acquire or develop reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business. Although our Company’s President has significant industry experience, we do not have an established history of locating and developing properties that have oil and gas reserves.

Development of our current projects and expansion of our operations will require significant capital expenditures which we may be unable to fund

We have a history of net losses and expect that our operating expenses will increase substantially over the next 12 months as we continue to implement our business plan. Our business plan contemplates the development of our current exploration projects and the expansion of our business by identifying and acquiring additional oil and gas properties.

We need to rely on external sources of financing to meet the capital requirements associated with the development of our current properties and the expansion of our oil and gas operations. We plan to obtain the funding we need through debt and equity markets. We cannot assure you that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms.

We also intend to make offers to acquire oil and gas properties in the ordinary course of our business. If these offers are accepted, our capital needs will increase substantially. If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to acquire new oil and gas properties or default on existing funding commitments to third parties and forfeit or dilute our rights in existing oil and gas property interests.

We rely heavily upon geological and engineering estimates when determining whether or not to invest in oil or gas properties

Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves can differ from estimates.

Our business may be harmed if we are unable to retain our interests in leases

All of our properties are held under interests in oil and gas mineral leases. If we fail to meet the specific requirements of each lease, the lease may be terminated or otherwise expire. We cannot assure you that we will be able to meet our obligations under each lease. The termination or expiration of our working interest relating to a lease could harm our business, financial condition and results of operations.

We will need significant additional funds to meet capital calls, drilling and other production costs in our effort to explore, produce, develop and sell the natural gas and oil produced by our leases. We may not be able to obtain any such additional funds on terms acceptable to us, or at all.

Title deficiencies could render our leases worthless

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. We rely upon the judgment of oil and gas lease brokers or landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific mineral interest. This is customary practice in the oil and gas industry.

However, we anticipate that we, or the person or company acting as operator of the wells located on the properties that we lease, will examine title prior to any well being drilled. Even after taking these precautions, deficiencies in the marketability of the title to the leases may still arise. Such deficiencies may render the lease worthless.

We intend to rely on certain third party vendors for outsourced services

To maximize the use of our otherwise limited capital and human resources, we intend to rely on third party vendors for outsourced drilling, exploration and other operational services. While we expect that this will allow us to achieve cost savings and operational efficiencies, the use of outsourced resources could expose us to greater risk should we be unable to source critical vendors on a cost budgeted and timely basis.

Furthermore, the use of outsourced resources could minimize our ability to control the work product and accountability of such vendors. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected

Our operations will be subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations.

In the projects in which we are not the operator, the operator will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

We do not have complete management control over our properties

We conduct our oil and gas exploration and development activities in joint ventures with others. We have reserved the right to participate in management decisions, but do not have ultimate decision-making authority.

In many cases, success in the operation of our properties will be dependent on the expertise and financial resources of our joint venture partners and third-party operators.

We may lose key management personnel

Our Company President has substantial experience in the oil and gas business. The rest of the management team has little or no experience in managing or conducting oil and gas operations. We do have annual employment agreements with members of our management team. The loss of any of these individuals could adversely affect our business. If one or more members of our management team dies, becomes disabled or voluntarily terminates employment with us, there is no assurance that a suitable or comparable substitute will be found.

Some of our bank accounts are not fully insured

Some of our bank accounts periodically exceed the $100,000 limit of FDIC insurance for deposits. In the unlikely event that our bank should fail, it is possible that we will lose some of our funds on deposit.

We have a material weakness in disclosure controls and procedures

In our SEC filings we have disclosed material weaknesses in our disclosure controls and procedures.  During our previous reports, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures.

Based upon those evaluations, we concluded that our disclosure controls and procedures need improvement and were not adequately effective to ensure timely reporting under the Exchange Act. We are working to correct this situation as quickly and effectively as possible.

We are required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Pursuant to Section 404 of SOX, beginning with our annual report on Form 10-KSB for the fiscal year ended February 28, 2007, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management’s assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management’s assessment of the effectiveness of internal control over financial reporting under Section 404.

We cannot be certain that we will be able to complete our assessment, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective (or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Conflicts of interest

Some of our directors and officers participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company’s officers or directors are involved in the management of any firm with which the Company transacts business.

We may experience volatility in our stock price

Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume. Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future.

The trading price of our common stock may be affected by a number of factors including events described in the risk factors set forth in this Prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors.

In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

We will seek to raise additional funds in the future

We expect to seek to raise additional capital in the future to help fund our acquisition, development, and production of oil and natural gas reserves. Additional equity financing may be dilutive to our shareholders. Debt financing, if available, may involve restrictive covenants which may limit our operating flexibility.

If additional capital is raised through the issuance of equity securities, the percentage ownership of our shareholders will be reduced. These shareholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

Shares of preferred stock have greater rights than shares of common stock

We have issued 2,000,000 shares of Series A Convertible Preferred Stock which has a liquidation preference over our Shares of Common Stock. Our articles of incorporation currently authorize the issuance of 10,000,000 shares of our preferred stock.  The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of Preferred Shares and common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future.  We presently have no commitments or contracts to issue additional shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market price of, and the voting and other rights, of the holders of outstanding shares of common stock.

Substantial voting power in the hands of our principal stockholders and directors

Our shareholders do not have the right to cumulative voting in the election of our directors. Our two largest principal beneficial stockholders, along with the nine directors or officers of the Company own and control about 39% percent of our outstanding common stock.

Because of the large number (over 2,000) of shareholders who own less than 50,000 shares each and the number of shareholders with invalid addresses (over 1,600 owning approximately 3,000,000 shares) should these principal stockholders and directors wish to act in concert, they would be able to vote to appoint directors of their choice, and otherwise directly or indirectly, control the direction and operation of the Company.

We do not intend to pay dividends on our common stock

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. Prospective investors should not purchase the shares with any view toward receipt of dividends on our Common Stock.

Our shares are designated as a Penny Stock.

Our common stock is designated as “penny stock” and thus may be more illiquid than shares traded on an exchange or on Nasdaq.  The SEC has adopted rules (Rules 15g-2 through l5g-6 of the Exchange Act) which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are any non-NASDAQ or non-exchange listed equity securities with a price of less than $5.00, subject to certain exceptions.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customers account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  The market liquidity for the shares could be severely and adversely affected by limiting the ability of broker-dealers to sell the shares and the ability of purchasers in this offering to sell their stock in any secondary market.

You may not be able to resell shares of our Common Stock at favorable terms.

Although our common stock has been traded on the OTC Bulletin Board for several years, the trading in our stock has been limited and sporadic.  For example, in the fiscal year ended February 28, 2006, the average weekly volume of trading was less than 400,000 shares.  Although trading volume has increased over the past months, it has still be sporadic, trading as many as several hundred thousand shares and as few as no shares on certain days.  A consistently active trading market for our common stock may never be developed, or sustained if it emerges.  In addition, the price of our common stock on the OTC Bulletin Board has been extremely volatile.  For example, in the past 12 months, the closing sale price has fluctuated between a low of $.22 and a high of $3.03.  Low volume or lack of demand for these securities may make it more difficult for you to sell such shares at a price or at a time you believe would be favorable.  We cannot assure you that you will be able to sell your Shares at an attractive price relative to the price you are paying, that you will be able to sell these securities at any particular price, or that you will be able to sell these securities when you wish. See “Market Price of Common Stock.”

Lack of Income Tax Benefits.

Investors should be aware that they will not receive the income tax benefits available to investors in oil and gas partnership programs.  Any tax advantages will inure solely to the benefit of the Company and will not be passed through to any stockholders.

Risks Related to Our Industry

The oil and gas industry is highly competitive

Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can.

Complying with environmental and other government regulations could be costly and could negatively impact our production

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues.

Changes in the prices of oil and gas could adversely affect our business

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to, the continued threat of war in the Middle East and actions of the Organization of Petroleum Exporting Countries and its maintenance of production constraints, the U.S. economic environment, weather conditions, the availability of alternate fuel sources, transportation interruption, the impact of drilling levels on crude oil and natural gas supply, and the environmental and access issues that could limit future drilling activities for the industry.

Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside of our control

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, that the wells may not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic due to pressure depletion, water encroachment, mechanical difficulties, etc, which impair or prevent the production of oil and/or gas from the well.

There can be no assurance that oil and gas will be produced from the properties in which we have interests.

Shortage of drilling rigs and related equipment

The oil and gas industry is presently facing a shortage of drilling rigs, equipment, materials, supplies, and services which has delayed current drilling activities in many instances by independent oil and gas operators. The inability to drill on acreage blocks may delay development of properties in which we acquire an interest and certain leases could expire as a result.

SELLING SECURITY HOLDERS

We are registering for resale shares of our common stock that have been issued or sold to the selling shareholders identified below or that may be issued upon exercise of the warrants held by certain of the selling shareholders.

The following table sets forth certain information regarding the beneficial ownership, as of July 5, 2006, by each of the selling shareholders.  We are not aware of any unidentified selling shareholders.  The information in the table below is based upon information provided to us by the selling shareholders.  Except as otherwise disclosed below, none of the selling shareholders has or within the past three years has had, any position, office or other material relationship with us.  Except as disclosed below, none of the selling shareholders owns any common stock other than the offered shares nor will own any common stock if they sell all of their offered shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the offered shares.

Selling shareholders who are identified as broker-dealers or affiliated with broker-dealers (a) acquired their respective offered shares for their own account in the ordinary course of business, and (b) at the time of the acquisition of their respective offered shares, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the offered shares.

Name	Number of Shares Beneficially Owned Prior to this Offering	Shares Offered in this Offering(1)	Shares Beneficially Owned
			After this Offering
			Number(2)	Percent of Outstanding
David Andrews	21,000	21,000	0	0.00%
Bargus Partnership	230,001	230,001	0	0.00%
Patrick and Deborah Barry	48,000	48,000	0	0.00%
Bathgate Capital Partners, LLP(3)	1,204,081	1,204,081	0	0.00%
Margaret Bathgate(4)	99,999	99,999	0	0.00%
Steven M. Bathgate, IRA(4)	150,000	150,000	0	0.00%
James and Linda Bauer	15,000	15,000	0	0.00%
Kelvin C. Berens Trust	48,000	48,000	0	0.00%
Kenneth Booster	52,500	52,500	0	0.00%
Roy Boylan	40,100	20,100	20,000	0.05%
Rocco J. Brescia Jr.	75,000	75,000	0	0.00%
Joel Brody	48,000	48,000	0	0.00%
James W. Bryan	30,000	30,000	0	0.00%
Kevin Byrnes	48,000	48,000	0	0.00%
Rodney Cerny	48,000	48,000	0	0.00%
Robert Murray Chaiken	96,000	96,000	0	0.00%
Stanley and Barbara Chason	45,000	45,000	0	0.00%
Lawrence Chimerine	60,000	60,000	0	0.00%
Chocolate Chip Investments LP	144,000	144,000	0	0.00%
Ron Coby	30,000	30,000	0	0.00%
John and Mary Conness	21,000	21,000	0	0.00%
Dead Bug Partnership(4)	48,000	48,000	0	0.00%
Jeffrey and Vicki Dingbaum	102,000	102,000	0	0.00%
Terry Dingbaum	70,000	30,000	40,000	0.10%
Albert and Noreen Dowdell	48,000	48,000	0	0.00%
Earnco MPPP	48,000	48,000	0	0.00%
Muriel Egan	48,000	48,000	0	0.00%

Cliff English	96,000	96,000	0	0.00%
Evans Energy Partners I, LLC	144,000	144,000	0	0.00%
Adam Flippen	124,000	84,000	40,000	0.10%
Robert Fraker	42,000	42,000	0	0.00%
Elinor Ganz IRA	48,000	48,000	0	0.00%
Harold and Patricia Gelber	24,000	24,000	0	0.00%
Generation Capital Associates	60,000	60,000	0	0.00%
Joseph Gerber, IRA	105,000	105,000	0	0.00%
Alfred Gladstone	48,000	48,000	0	0.00%
Kim J. Gloystein, IRA	45,000	45,000	0	0.00%
Martin Goldfarb	192,000	192,000	0	0.00%
Charlie Greenlees	48,000	48,000	0	0.00%
Marc Groskreutz	48,000	48,000	0	0.00%
Guarantee & Trust Co. (Thayer Morris IRA)	96,000	96,000	0	0.00%
Tom and Julianne Hallett	20,004	20,004	0	0.00%
Wayne Hamersly	52,500	52,500	0	0.00%
Thomas Harkins	48,000	48,000	0	0.00%
Harner Living Trust	150,000	150,000	0	0.00%
Robert Hebb	40,200	40,200	0	0.00%
Todd Hemm	96,000	96,000	0	0.00%
Hoff Farms LLP	21,000	21,000	0	0.00%
John D. Holland	21,000	21,000	0	0.00%
Susan Huebner(4)	60,000	60,000	0	0.00%
Incyte Pathology (Felix Martinez Jr.)	48,000	48,000	0	0.00%
James Jaqua	48,000	48,000	0	0.00%
William and Nancy Johnsen	20,004	20,004	0	0.00%
George A. Johnson	100,500	100,500	0	0.00%
Jeremy Johnson	15,000	15,000	0	0.00%
JR Squared, LLC	525,000	525,000	0	0.00%
Anthony Kamin	220,000	100,000	120,000	0.31%
Doug Kelsall, IRA	48,000	48,000	0	0.00%
David and Anita Kohn	96,000	96,000	0	0.00%
Robert B. Korbelik Trust	48,000	48,000	0	0.00%
William Korum	42,000	42,000	0	0.00%
Stuart Kosh	200,001	200,001	0	0.00%
Jonathan and Teri Kruljac	60,000	60,000	0	0.00%
John Kucera	21,000	21,000	0	0.00%
Joseph A. Lavigne IRA R/O(4)	36,000	36,000	0	0.00%
Lewis Lavigne	361,000	42,000	319,000	0.83%
Brian LeClercq	120,000	120,000	0	0.00%
Leonidas Group, LLC	60,000	60,000	0	0.00%
Jonathan Liefer	210,000	210,000	0	0.00%
Elizabeth Lund	30,000	30,000	0	0.00%
Nancy Nita Macy Revokable Trust	105,000	105,000	0	0.00%
William Macy Family Trust	105,000	105,000	0	0.00%
Robert J. and Gwendolyn Martin	12,000	12,000	0	0.00%
Robert A. Melnich	120,000	120,000	0	0.00%
MGH Family Trust	96,000	96,000	0	0.00%
Glenn Mingleborff	48,000	48,000	0	0.00%
Terry Mitchell	50,001	50,001	0	0.00%
William Moreland	375,000	375,000	0	0.00%

Roger Morrison	195,000	195,000	0	0.00%
Edward Moseley	96,000	96,000	0	0.00%
Ralph Muller	384,000	384,000	0	0.00%
William E. Neidner	48,000	48,000	0	0.00%
Nite Capital LP	1,002,000	1,002,000	0	0.00%
Ronald Noel	89,000	24,000	65,000	0.17%
JT O’ Connell and Associates, Inc.	48,000	48,000	0	0.00%
Peddle Partners, LLP	96,000	96,000	0	0.00%
Beverly Pinnas	24,000	24,000	0	0.00%
Platinum Long Term Growth, LLC	600,000	600,000	0	0.00%
Steven D. Plissey	30,000	30,000	0	0.00%
John A. Powell	54,000	54,000	0	0.00%
Martyn Powell	683,000	201,000	482,000	1.25%
Professional Offshore Opportunity Fund Ltd	300,000	300,000	0	0.00%
Professional Traders Fund	150,000	150,000	0	0.00%
Thomas Reeves	99,999	99,999	0	0.00%
Reinicker Family LP	96,000	96,000	0	0.00%
Virgil Revelle	15,000	15,000	0	0.00%
Andrew and Mary Richards	48,000	48,000	0	0.00%
Robert J. Richmeier Jr.	30,000	30,000	0	0.00%
George Romano	48,000	48,000	0	0.00%
Donald Rotunda	48,000	48,000	0	0.00%
Rye, LLC	1,002,000	1,002,000	0	0.00%
Eric and Lynn Shapiro	48,000	48,000	0	0.00%
Michael Stephen	30,000	30,000	0	0.00%
Thomas and Rosemary Sterr	21,000	21,000	0	0.00%
Summit Crest Capital Partners	400,000	400,000	0	0.00%
David P. Taylor	90,000	90,000	0	0.00%
Gary Tiedt	30,000	30,000	0	0.00%
Robert M. and Beverly A. Tuller Trust	96,000	96,000	0	0.00%
Greg Tutmarc	42,000	42,000	0	0.00%
Donald M. Tyler	48,000	48,000	0	0.00%
Phyllis Ulreich	96,000	96,000	0	0.00%
Donald M. Tyler	48,000	48,000	0	0.00%
Curtis Walker	150,000	150,000	0	0.00%
Ronald Weilert	30,000	30,000	0	0.00%
Russell Welty	48,000	48,000	0	0.00%
Jayne and Bernard Wing	48,000	48,000	0	0.00%
Jonas Wiorek	39,999	39,999	0	0.00%
Thomas Wolf	24,000	24,000	0	0.00%
Zephyr Bay Sports Partners, LLC	90,000	90,000	0	0.00%
	14,330,889	13,244,889	1,086,000

(1)

Includes 8,027,206 shares of common stock and 4,013,602 warrants exercisable at $2.00; and aggregate placement agent warrants of 1,204,081; 802,721 which are exercisable at $0.75 and 403,360 which are exercisable at $2.00.

(2)

Assume all shares registered hereunder are sold

(3)

Broker Dealer

(3)

Affiliated with Broker Dealer

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded in the over the counter market on the OTC Bulletin Board under the symbol “DBRM”. The following table shows the high and low closing sales prices for the Common Stock for the two most recent fiscal years. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.  The information is derived from information received from online stock quotation services.

Fiscal Year Ending February 28, 2005	High Closing	Low Closing
First Quarter	.15	.08
Second Quarter	.14	.12
Third Quarter	.16	.12
Fourth Quarter	.95	.12

Fiscal Year Ending February 28, 2006	High Closing	Low Closing
First Quarter	.83	.25
Second Quarter	.34	.23
Third Quarter	.65	.27
Fourth Quarter	3.03	.45
Fiscal Year Ending February 28, 2007	High Closing	Low Closing
First Quarter	2.95	1.66

BUSINESS

Background

Daybreak Oil and Gas, Inc. (referred to herein as “we,” “our,” or the “Company”) was originally incorporated in the State of Washington on March 11, 1955, as Daybreak Uranium, Inc. The Company was established for the purpose of mineral exploration and development on claims or leased lands throughout the western United States. In August 1955, we acquired the assets of Morning Sun Uranium, Inc. We engaged in small scale open pit uranium mining operations in the mid to late 1950s in Spokane County, Washington. By the late 1950s, the Company had ceased to be a producing mining company and thereafter engaged in mineral exploration. In the 1960s, we acquired various mineral rights in the Coeur d’Alene Mining District of North Idaho. In May 1964, we changed our name to Daybreak Mines, Inc., to better reflect the diversity of our mineral holdings. The trading symbol for the Company became DBRM. Our subsequent efforts in the acquisition, exploration and development of potentially viable commercial properties were unsuccessful. By February 1967, we had ceased active operations. After that time, our activities were confined to annual assessment and maintenance work on our Idaho mineral properties and other general and administrative functions.

In 2001, due to depressed prices for precious metals and the general consensus that we would not be able to finance any mineral properties we might acquire, the Board of Directors of the Company decided not to pursue any further business operations in the hard rock mining sector. In November 2004, we sold our mineral rights in approximately 340 acres in Shoshone County, Idaho.

In February 2005, we undertook a new business direction for the Company as an oil and gas exploration and development company. We are currently exploring prospects in Louisiana, Texas, California and Alberta,

Canada. In October of 2005, to better reflect this new direction of the Company, our shareholders approved changing our name to Daybreak Oil and Gas, Inc. Our trading symbol continues to be DBRM.

We are actively pursuing oil and gas opportunities through both joint ventures and limited partnerships. Our operations are focused on identifying and evaluating prospective oil and gas properties and funding projects that we believe have the potential to produce oil and gas in commercial quantities. We seek to maximize the value of our asset base by acquiring properties that have both production and reserve growth potential. We have not been involved as the operator of any of the projects in which we have participated. Instead, we have relied on others for drilling, delivering any gas or oil reserves we discover, and negotiating all sales contracts.

In addition to having many projects under either development or consideration, to date we have drilled two exploratory wells and one re-entry well. The exploratory well, drilled in Louisiana in January of 2006, was completed and connected to a pipeline in mid-June. We have been selling production from this well since June 17, 2006. The exploratory well, drilled in Texas in December of 2005, was a dry hole. The re-entry well, started in Corpus Christi, Texas in May, is expected to be connected to a pipeline by the end of July. Funding for these activities has been primarily accomplished through (1) loans from our directors, shareholders and others and (2) the sales of our common stock through Rule 506 Regulation D private placement offerings.

Our operations are focused on identifying and evaluating prospective oil and gas properties and funding projects that we believe have the potential to produce oil or gas in commercial quantities. We have not been involved as the operator of the projects in which we participate. Instead, we have relied on others for drilling, and negotiating all sales contracts.

DESCRIPTION OF PROPERTY

Exploration and drilling

Louisiana

Franklin and Tensas Parishes. Known as the Tuscaloosa Project, this exploration project is our largest.  We and our partners have access to a 3-D seismic survey covering an Area of Mutual Interest (“AMI”) of 55 square miles. We have identified eight potential drilling locations, some having multi-zone potential. Through three different transactions, we have jointly acquired leases on approximately 32,000 gross undeveloped acres within the AMI.

•

“F” Prospect – This is a 2,000 acre lease on which we jointly drilled our first exploratory well in January of 2006. The well was drilled in an updip position to a previously drilled well, that had a strong oil show. The well has been successfully completed and we have been selling production since June 17, 2006. We have contributed $1,096,800 to this project in drilling, completion and pipeline costs. It is anticipated that up to three additional wells will be drilled on this prospect.

In May 2006, we sold and leased back our 40% interest in the gas pipeline that is connected to the ”F-1” well. This sale, to a shareholder of the Company, was for $200,000. The agreement gives us an option to repurchase the pipeline for $220,000 sometime between November, 2006 and November, 2008.

We are very encouraged by the early flow results of gas from this well. While it is too early to announce the planned daily flow rate, we anticipate being able to make an announcement after the initial three month flow period.

•

“C” Prospect – This is a 1,778 acre lease in which we will have an 80% working interest in the “C-1” well. After payout (“APO”), we will have a 40% working interest subject to a 75% net revenue interest in this well. Payout is calculated on the drilling and completion cost of the well.

•

Lease Acquisitions – We have also acquired a 50% interest in 28,000 additional acres located within the original AMI. This lease acquisition will cover the other six prospect sites. Our lease agreement requires us to drill an exploratory well within three years.

Avoyelles Parish. This Prospect is a Cretaceous target positioned beneath an existing oilfield that has already produced over 28 million barrels of oil..  This project will initially focus on the re-drilling of the broad northeast flank of the Cretaceous structure, targeting the Massive Sand of the Lower Tuscaloosa and the Fractured Lower (Austin) Chalk. Plans call for a 3-D seismic survey covering about 36 square miles. Project costs are estimated to be $1,000,000 for land, $3,000,000 for 3-D Seismic and $8,000,000 for drilling the first well. This is primarily a deep gas play. We have a 35% working interest in this project.

St. Landry Parish. The Krotz Springs prospect is primarily a deep gas play around 11,000 feet. We have jointly leased 9,600 acres in this prospect. We have access to a 3-D interpretation that shows potential gas reserves in the Third Cockfield Sand. Drilling precautions will have to be taken because of a history of hydrocarbon reservoirs being under high pressure in this area. We have a 25% working interest with a net revenue interest of 20%. We have paid a prospect fee of $24,720 to participate in this project. Drilling is expected to start in the third quarter of this fiscal year.

•

In the North Shuteston prospect we have jointly leased 318 acres. We plan to test a low risk 3-D seismic supported shallow amplitude anomaly at a depth of 2,300 feet. This anomaly is located in a Miocene Age Sand. We have a 50% working interest in this project. Drilling and land costs are estimated to be about $563,000 with completion and well site facilities about another $502,000.  Drilling is anticipated to start in the third quarter of this fiscal year.

Texas

Nueces County. In November 2005, we agreed to jointly participate in a five well re-entry project in the Saxet Deep Field on a developed 320 acre lease. The Saxet Deep Field has previously been produced as an oil field. The project is within the city limits of Corpus Christi, Texas.

We have a one-third working interest subject to a 75% net revenue interest. On May 1, 2006, we started the re-work on the Weil 8-C well. Completion is scheduled for the middle of July. Our developmental costs have been about $240,000.

The re-work of the second well in this project is scheduled to start during the month of July, 2006. As of June 30, 2006 we had contributed approximately $148,842 to this project.

Caldwell County.  On January 31, 2006, we agreed to jointly redevelop an existing oilfield in the Upper Gulf Coast of Texas. The project is expected to be started before year end. We will be going after the Edwards Limestone area. We anticipate having three horizontal wells and one salt water disposal well in the first set of wells if our development efforts are successful. We believe that our cost for those four wells will be approximately $5,000,000.

Other Areas. In April 2005, we joined a land bank, whose funds were to be used to acquire leases for the Pearl Prospect. The Pearl Prospect is an onshore site located on the Texas Gulf Coast. As a member of the land bank, Daybreak is entitled to a one-third of one percent royalty interest on the Pearl Prospect. Our option to participate in the drilling of a well has now expired. We have contributed $100,000 in cash and $25,000 in stock to meet our contractual agreements.

California

Kern County. In May 2005, we agreed to jointly explore an AMI in the southeastern part of the San Joaquin Basin. We initially paid a $12,500 fee to secure the project and the geological concepts. Our agreement calls for us to also pay another $5,000 fee upon the completion of each sub-regional lead that is developed for 3-D seismic survey. Additionally, we will pay another $5,000 fee upon the spud of the first well in each prospect area. We have a 50% working interest in this project.

Five prospect areas have been identified and we are actively leasing lands. We have now jointly leased about 25,633 undeveloped acres. We anticipate running seismic surveys within the next fiscal quarter in two of the prospect areas. We are planning to drill at least two wells in each prospect area.

Fresno, Kings and Tulare Counties. Known as the East Slopes Extension, the AMI for this project encompasses about 2,232 square miles in 62 Townships. We have a 50% working interest in this project. We are currently acquiring leases in the AMI and plan to start shooting seismic data by the third quarter of this fiscal year.

Canada

Alberta Province. In June, 2006 we acquired a 17% net revenue interest (“NRI”) in a well that had already been drilled, but not completed in South Central Alberta, Canada, near the Alberta Badlands. This well is scheduled for completion in the current quarter of this fiscal year. The project is known as the Forty Mile Coulee project. We paid 150,000 shares of restricted common stock (valued at $150,000) in consideration for our NRI position. We will be responsible for 40% of the completion costs estimated to be about $75,000. The pay zone is called the Sunburst formation.

Acreage

The table below shows our developed and undeveloped oil and gas lease acreage as of the date of this Prospectus.

	Developed Acres		Undeveloped Acres
Location	Gross	Net	Gross	Net

Texas			2,586	143
Louisiana	2,000	800	30,096	14,870
California			25,633	12,817
Total	2,000	800	58,315	27,830

Other Activities

Drilling Rig

One of the first obstacles that we encountered at both the Ginny South and Tuscaloosa projects was the availability of drilling rigs. There is a severe shortage of drilling rigs throughout North America for a number of reasons. This problem started in the late 1980’s, continued to grow throughout the 1990’s and in this decade it has become extremely severe. Waiting periods of one year or more are not unusual, especially because of increased demand for the rigs with energy prices setting new record highs at the same time.  We are continuing to work on viable methods of financing for the acquisition of a drilling rig of our own. We have had to turn down a number of opportunities in the exploration field because we did not have our own drilling rig. At this time our ability to drill prospects continues to be hampered by the lack of our own drilling rig.

Title to Properties and Licenses

As is customary in the oil and natural gas industry, we make only a cursory review of title to undeveloped oil and natural gas leases at the time we acquire them.  However, before drilling commences, we search the title, and remedy any material defects before we actually begin drilling the well.  To the extent title opinions or other investigations reflect title defects, we (rather than the seller or lessor of the undeveloped property) typically are obligated to cure any such title defects at our expense.  If we are unable to remedy or cure any title defects so that it would not be prudent for us to commence drilling operations on the property, we could suffer a loss of our entire investment in the property.  We believe that we have good title to our oil and natural gas properties, some of which are subject to immaterial encumbrances, easements, and restrictions.

We acquired substantial portions of our 3-D seismic data through licenses and other similar arrangements.  Such licenses contain transfer and other restrictions customary in the industry.

Employees

We have three paid employees, Eric Moe, our Chief Executive Officer; Tom Kilbourne, our Treasurer, and Ben Anderson, our Chief Operating Officer.

Commencing March 1, 2005, we entered into one-year consulting agreements with Robert Martin and Jeffrey Dworkin for a fee of $1,000 per month for each individual.  In December 2004 we issued 1,100,000 shares of common stock to a company owned by Mr. Martin.  Starting Feb. 1, 2006 we extended Mr. Martin’s consulting agreement for a one-year period and increased his fee to $12,000 per month, and we issued him an additional 250,000 shares of common stock.

Market Conditions

Our revenues, profitability, and future rate of growth substantially depend on prevailing prices for oil and natural gas.  Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside our control.  Since 1993, prices for West Texas Intermediate crude have ranged from $8.00 to $75.25 per Bbl and the Gulf Coast spot market natural gas price at Henry Hub, Louisiana, has ranged from $1.08 to $15.39 per MMBtu.  The volatile nature of energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.

The marketability of our production depends in part on the availability, proximity, and capacity of natural gas gathering systems, pipelines and processing facilities.  Federal and state regulation of oil and natural gas production and transportation, general economic conditions, changes in supply and changes in demand could adversely affect our ability to produce and market our oil and natural gas.  If market factors were to change dramatically, the financial impact on us could be substantial.  We do not control the market, and the volatility of product prices is beyond our control, and therefore it represents significant risks.

Competition

We are and will remain an insignificant participant among the companies that engage in acquiring oil and/or gas drilling prospects or interests in such prospects and in conducting drilling operations.  Due to our limited financial resources and limited management availability, we will continue to be at a significant disadvantage compared to our competitors.

The oil and natural gas industry is competitive for prospects, acreage, and capital.  Our competitors include numerous major and independent oil and natural gas companies, individual proprietors, drilling and income programs and partnerships.  Many of these competitors possess and employ financial and personnel resources substantially greater than ours and may, therefore, be able to define, evaluate, bid for and purchase more oil and natural gas properties.  There is intense competition in marketing oil and natural gas production, and there is competition with other industries to supply the energy and fuel needs of consumers.

REGULATION

General

The availability of a ready market for any oil and natural gas production depends on numerous factors that we do not control.  These factors include regulation of oil and natural gas production, federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by a well or proration unit, the amount of oil and natural gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels.  For example, a productive natural gas well may be “shut-in” because of an oversupply of natural gas or lack of available natural gas pipeline capacity in the areas in which we may conduct operations.  State and federal regulations generally are intended to prevent waste of oil and natural gas, protect rights to produce oil and natural gas between multiple owners in a common reservoir, control the amount of oil and natural gas produced by assigning allowable rates of production and control contamination of the environment.  Pipelines are subject to the jurisdiction of various federal, state, and local agencies.

Oil and natural gas production operations are subject to various types of regulation by state and federal agencies.  Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion.  In addition, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations that govern the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply.  The regulatory burden on the oil and natural gas industry increases our cost of doing business and, consequently, affects our profitability.

Federal offshore oil and gas leases are granted by the federal government and are administered by the U. S. Minerals Management Service (the “MMS”).  These leases require compliance with detailed federal regulations and orders that regulate, among other matters, drilling and operations and the calculation of royalty payments to the federal government.  Ownership interests in these leases generally are restricted to United States citizens and domestic corporations.  The MMS must approve any assignments of these leases or interests therein.

The federal authorities, as well as many state authorities, require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and gas.  Individual states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from oil and gas wells and the regulation of spacing, plugging, and abandonment of such wells.  The statutes and regulations of the federal authorities, as well as many state authorities, limit the rates at which we can produce oil and gas on our properties.

Federal Regulation.

The Federal Energy Regulatory Commission (“FERC”) regulates interstate natural gas pipeline transportation rates and service conditions, both of which affect the marketing of natural gas produced, as well as revenues received for sales of such natural gas.  Since the latter part of 1985, culminating in 1992 in the Order No. 636 series of orders, the FERC has endeavored to make natural gas transportation more accessible to gas buyers and sellers on an open and non-discriminatory basis. The FERC believes “open access” policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put gas sellers into more direct contractual relations with gas buyers.  As a result of the Order No. 636 program, the marketing and pricing of natural gas has been significantly altered.  The interstate pipelines’ traditional role as wholesalers of natural gas has been terminated and replaced by regulations which require pipelines to provide transportation and storage service to others who buy and sell natural gas.  In addition, on February 9, 2000, FERC issued Order No. 637 and promulgated new regulations designed to refine the Order No. 636 “open access” policies and revise the rules applicable to capacity release transactions.  These new rules will, among other things, permit existing holders of firm capacity to release or “sell” their capacity to others at rates in excess of FERC’s regulated rate for transportation services.

It is unclear what impact, if any these new rules or increased competition within the natural gas transportation industry will have on us and our gas sales efforts.  It is not possible to predict what, if any, affect the FERC’s open access or future policies will have on us.  Additional proposals and/or proceedings that might affect the natural gas industry may be considered as FERC, Congress or state regulatory bodies.  It is not possible to predict when or if any of these proposals may become effective or what effect, if any, they may have on our operations.  We do not believe, however, that our operations will be affected any differently than other gas producers or marketers with which we compete.

State Regulation of Oil and Natural Gas Production.

States where we conduct our oil and natural gas activities regulate the production and sale of oil and natural gas, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of natural gas and other resources.  In addition, most states regulate the rate of production and may establish the maximum daily production allowables for wells on a market demand or conservation basis.

Environmental Regulation.

Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  These laws and regulations may require us to acquire a permit before we commence drilling; restrict the types, quantities and concentration of various substances that we can release into the environment in connection with drilling and production activities; limit or prohibit our drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and impose substantial liabilities for pollution resulting from our operations.  Moreover, the general trend toward stricter standards in environmental legislation and regulation is likely to continue.  For instance, as discussed below, legislation has been proposed in Congress from time to time that would cause certain oil and gas exploration and production wastes to be classified as “hazardous wastes,” which would make the wastes subject to much more stringent handling and disposal requirements.  If such legislation were enacted, it could have a significant impact on our operating costs, as well as on the operating costs of the oil and natural gas industry in general.  Initiatives to further regulate the disposal of oil and gas wastes have also been considered in the past by certain states, and these various initiatives could have a similar impact on us.  We believe that our current operations substantially comply with applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on us.

Oil Pollution Act of 1990

The Oil Pollution Act of 1990 (the “OPA”) and regulations thereunder impose a variety of regulations on “responsible parties” related to the prevention of oil spills and liability for damages resulting from such spills in United States waters.  A “responsible party” includes the owner or operator of a facility or vessel, or the lessee or permittee of the area where an offshore facility is located.  The OPA makes each responsible party liable for oil-removal costs and a variety of public and private damages.  While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the party caused the spill by gross negligence or willful misconduct or if the spill resulted from a violation of a federal safety, construction, or operating regulation.  The liability limits likewise do not apply if the party fails to report a spill or to cooperate fully in the cleanup.  Few defenses exist to the liability imposed by the OPA.

The OPA also imposes ongoing requirements on a responsible party, including the requirement to maintain proof of financial responsibility to be able to cover at least some costs if a spill occurs.  In this regard, the OPA requires the lessee or permittee of an offshore area in which a covered offshore facility is located to establish and maintain evidence of financial responsibility in the amount of $35 million ($19 million if the offshore facility is located landward of the seaward boundary of a state) to cover liabilities related to a crude oil spill for which such person is statutorily responsible.  The amount of required financial responsibility may be increased above the minimum amounts to an amount not exceeding $150 million depending on the risk represented by the quantity or quality of crude oil that is handled by the facility.  The MMS has promulgated regulations that implement the financial responsibility requirements of the OPA.  Under the MMS regulations, the amount of financial responsibility required for an offshore facility is increased above the minimum amount if the “worst case” oil spill volume calculated for the facility exceeds certain limits established in the regulations.

The OPA also imposes other requirements, such as the preparation of an oil-spill contingency plan.  Failure to comply with ongoing requirements or inadequate cooperation during a spill may subject a responsible party to civil or criminal enforcement actions.  We are not aware of any action or event that would subject us to liability under the OPA and we believe that compliance with the OPA’s financial responsibility and other operating requirements will not have a material adverse impact on us.

CERCLA

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, and comparable state statutes impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to have contributed to the release of a “hazardous substance” into the environment.  These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances.  Under CERCLA, persons or companies that are statutorily liable for a release could be subject to joint-and-several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources.  In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  We have not been notified by any governmental agency or third party that we are responsible under CERCLA or a comparable state statute for a release of hazardous substances.

Clean Water Act

The Federal Water Pollution Control Act of 1972, as amended (the “Clean Water Act”), imposes restrictions and controls on the discharge of produced waters and other oil and gas wastes into navigable waters.  These controls have become more stringent over the years, and it is possible that additional restrictions will be imposed in the future.  Permits must be obtained to discharge pollutants into state and federal waters.  Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System program prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and certain other substances related to the oil and gas industry into certain coastal and offshore water.  The Clean Water Act provides for civil, criminal, and administrative penalties for unauthorized discharges for oil and other hazardous substances and imposes liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.  Comparable state statutes impose liability and authorize penalties in the case of an unauthorized discharge of petroleum or its derivatives, or other hazardous substances, into state waters.  We believe that our operations comply in all material respects with the requirements of the Clean Water Act and state statutes enacted to control water pollution.

Resources Conservation and Recovery Act.

The Resource Conservation and Recovery Act (“RCRA”) is the principal federal statute governing the treatment, storage, and disposal of hazardous wastes.  RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a “generator” or “transporter” of hazardous waste or an “owner” or “operator” of a hazardous waste treatment, storage, or disposal facility.  At present, RCRA includes a statutory exemption that allows most crude oil and natural gas exploration and production waste to be classified as nonhazardous waste.  A similar exemption is contained in many of the state counterparts to RCRA.  As a result, we are not required to comply with a substantial portion of RCRA’s requirements because our operations generate minimal quantities of hazardous wastes.  At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes crude oil and natural gas exploration and production wastes from regulation as hazardous waste.  Repeal or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and could cause us to incur increased operating expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information included elsewhere in this Prospectus.

Safe Harbor Provision

Certain statements contained in our Management’s Discussion and Analysis of Financial Condition are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this report, including statements regarding our current expectations and projections about future results, business strategy, performance, prospects and opportunities, are forward-looking statements. To understand about forward-looking statements, please refer to the section labeled forward-looking statements at the beginning of this Prospectus.

Long Term Success

Our success depends on the successful acquisition and drilling of commercial grade oil and gas properties and the prevailing prices for oil and natural gas. Oil and natural gas prices have been extremely volatile in recent years and are affected by many factors outside our control. This volatile nature of the energy markets makes it difficult to estimate future prices of oil and natural gas; however, any prolonged period of depressed prices would have a material adverse effect on our results of operations and financial condition.

Since our inception, we have suffered recurring losses from operations and have depended on external financing to sustain our operations. During the year ended February 28, 2006, we reported losses of $2,025,282. There is no assurance that we will be able to achieve profitability.

Financial Statements

The following financial information should be read in conjunction with the Company’s audited financial statements appearing elsewhere in this Prospectus.

Fiscal Year Ended February 28, 2006 compared to Fiscal Year Ended February 28, 2005.

Balance Sheet.  Our assets increased $1,969,478 from $532 in 2005 to $1,970,010 in 2006.  We had no revenues during 2006.  The increase in our assets is attributed to our financing activities and oil and gas leases.  On February 28, 2005 we had total assets of $532, comprised mainly of prepaid expenses; and $8,371 in liabilities, comprised entirely of accounts payable. As of February 28, 2006, we had assets of $1,970,010, comprised mainly of cash $806,027, deposits on equipment $250,000, and oil and gas properties $895,400.  Our liabilities were $1,167,347, comprised mainly of short-term debt $1,159,077 and interest payable to existing noteholders $8,270.

Accumulated Deficit

Our accumulated deficit increased from ($736,035) on February 28, 2005, to ($2,761,317) on February28, 2006.  The increase in the accumulated deficit resulted from the $2,025,282 operating loss for the fiscal year ended February 28, 2006, discussed below. This included the write off of $253,500 of costs involved with drilling our well in Texas that was a dry hole and had to be abandoned.

Income Statement

We had no revenue in Fiscal 2006 or 2005.  Our expenses increased from $42,059 in 2005 to $1,996,161 in 2006.  The increase in expenses included $1,748,284 in Non-Cash Activities.  Our Operating Loss increased from $29,271 in 2005 to $2,025,282 in 2006.

Cash Activities

1)

Cash used by operating activities for the fiscal year ended February 28, 2006, was ($646,686) compared to ($33,728) for the same period ending February 28, 2005. This increase was primarily due to our exploration and drilling activities.

2)

Cash used by investing activities for the fiscal year ended February 28, 2006, was ($970,400) compared to $12,748 for the same period ending February 28, 2005. This difference was due to our investments in oil and gas properties of $720,400 and deposits on equipment of $250,000.

3)

Cash from financing activities for the fiscal year ended February 28, 2006, was $2,423,022 compared to zero for the same period ending February 28, 2005. This difference resulted from the net proceeds from the sale of our common stock of $1,087,500 and net proceeds from loans of $1,335,522.

Non-Cash Activities

For the fiscal year ended February 28, 2006, we issued common stock for non-cash activities totaling $1,748,284 compared to zero for the same period ending February 28, 2005. This was comprised of $175,000 for oil and gas properties, $731,250 for management and directors fees, $620,000 for Investor Relations fees, $201,534 for satisfaction of loans and accrued interest, $16,500 of financing fees and $4,000 for miscellaneous services.

Liquidity and Capital Resources

Our business is capital intensive. Our ability to grow is dependent upon our ability to obtain outside capital and generate cash flows from operating activities to fund our investment activities. At this time, we still do not have any cash flow from our exploration and development activities. Our independent registered auditors have expressed a substantial doubt regarding our ability to continue as a going concern.

Our only source of funds in the past has been through the debt or equity markets. Our business model is focused on acquiring developmental properties and also existing production. Our ability to generate future revenues and operating cash flow will depend on successful exploration, and/or acquisition of oil and gas producing properties. The primary use of cash in operating activities was to fund expanded exploration activities throughout our properties.

Convertible Debentures

1) From March through August of this fiscal year, six shareholders, officers or directors advanced the company, through 27 loans, approximately $168,821 to finance our operating activities. These convertible debentures were for a term of one year, with a six percent interest rate. The notes were convertible to restricted common stock after six months from the date of issuance at an exchange rate of $0.25 per share.

A private placement offering for that same share value was being planned and conducted during the time the loans were made by these individuals to the Company. The minimum six month holding period before conversion has now passed and five shareholders, officers and directors have all converted their notes to restricted common stock. As of February 28, 2006, one shareholder who loaned the Company $32,000 had not yet converted his notes to restricted common stock.

2) Between January 25, 2006 and February 8, 2006, we borrowed a total of $806,700 from seven shareholders to help finance exploration activities as well as increase operating capital. The term of these Convertible Debentures was for one year at a 10% interest rate. The notes are convertible to restricted common stock after 61 days from the date of issuance. The conversion rate is $0.50 per share. As of February 28, 2006, none of these notes have yet been converted to restricted common stock.

3) At the end of February and first part of March 2006, we borrowed $225,001 from three shareholders to meet operating capital needs. The term of these Convertible Debentures, was for one year at a 10% interest rate. The notes are convertible to restricted common stock after 61 days from the date of issuance. The conversion rate is $0.75 per share. As of the date of this Prospectus none of these notes have been converted to restricted common stock.

Private Placement

From June to December of 2005, we conducted a private placement of our common stock. Net proceeds of $1,087,500 were used to pay for lease, exploration and drilling expenses of the Company as well as working capital. Gross proceeds of this private placement were $1,100,000. The restricted common stock was sold for $0.25 per share. We did not engage a placement agent for this offering, instead all the shares were sold directly by the company.

Line of Credit

On December 19, 2005, we received an advance of $60,000 on a warehousing line of credit from a financing company, Genesis Financial Inc., to help finance operating activities. This warehousing line of credit for $180,000 was set up to fund the completion costs of the Ginny South Prospect in Texas. When the exploratory well was plugged and abandoned, the remaining balance of this line of credit was not utilized and was therefore cancelled. The $60,000 line of credit was subsequently converted to restricted common stock at the rate of $0.25 per share which resulted in 240,000 shares of stock being issued to satisfy this debt.

Loan Agreement

On February 24, 2006 we borrowed $100,000 from a financing company, Genesis Financial Inc., to help finance operating activities. The term of the loan agreement is for one year at a 10% interest rate. The loan may be converted to restricted common stock after 61 days from the date of issuance at Genesis’ option. The conversion rate is $0.75 per share. On June 6, 2006 the loan was converted to 137,023 shares of common stock

Private Placement

From March to April 30, 2006, we conducted a private placement of our common stock. Net proceeds of $5,198,256 were used to pay for lease acquisitions, exploration and drilling expenses as well as working capital. Gross proceeds of this private placement were $6,020,404. The restricted common stock was sold for $1.50 per unit. Each unit was comprised of two shares of common stock and one redeemable warrant to purchase a warrant share of common stock. The warrant is exercisable at $2.00 for a period of five years. There was also a cashless warrant provision in the offering. We did engage a placement agent to assist in selling this offering. The terms of the offering call for us to register both the common shares and the underlying warrants with the Securities and Exchange Commission. The net proceeds of the offering have been used to acquire more mineral rights on leases in Louisiana; drilling costs on wells in Texas and ongoing operating expenses. This private placement increased our authorized and issued common stock by 8,027,206 shares. This does not include the additional shares that will be issued if any of the associated warrants with the private placement are exercised.

Gas Pipeline Financing

In May 2006, we sold and leased back our 40% interest in the gas pipeline that is connected to the “F-1” well on the Tuscaloosa Project in Louisiana. This sale, to a shareholder of the Company, was for $200,000. The sale and leaseback agreement gives us to an option to repurchase the pipeline for $220,000 sometime between November, 2006 and November, 2008.  The sale leaseback was account for as a financing transaction.

Private Placement

On July 5, 2006, we started another private placement of our stock. If the entire offering is sold the net proceeds should be about $5,200,000. The net proceeds are to be used for lease acquisition, exploration and drilling expenses and working capital. Gross proceeds of this private placement could be $6,000,000. This offering is being sold for $3.00 per unit. Each unit is comprised of one share of Series A Convertible Preferred stock and two Common Stock Purchase Warrants. Each Preferred Share, known as Conversion Shares, is convertible into three shares of our common stock. Each warrant is exercisable at $2.00 for a period of five years. We have engaged a placement agent to assist in selling this offering. The terms of the offering call for us to register both the conversion shares and the common shares underlying the warrants with the Securities and Exchange Commission. The net proceeds of the offering will be used to acquire more mineral rights on leases; drilling costs on wells and ongoing operating expenses.

Summary

Our ability to continue as a going concern depends on our ability to raise substantial funds for use in our planned exploration and development activities, and upon the success of our fundraising activities.

We intend to obtain the funds for our planned exploration and development activities by various methods, which might include the issuance of equity or debt securities or obtaining joint venture partners or participating in limited partnerships. No assurance can be given that we will be able to obtain any additional financing on favorable terms, if at all.

Raising additional funds by issuing common or preferred stock will further dilute our existing stockholders. Currently, this is the only method that has been available to create the cash flow necessary to fund the growth of our Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS

Name

Age

Position(s) w/the Company

Director Since

Dale B. Lavigne

75

Director/Chairman

March 1965

Robert N. Martin

51

Director/President

December 2004

Jeffrey R. Dworkin

48

Director/Secretary

December 2004

Terrence J. Dunne

57

Director/Chief Financial Officer

January 2006

Thomas C. Kilbourne

54

Director/Treasurer/Controller

January 2001

Michael Curtis

52

Director

December 2004

Ronald D. Lavigne

51

Director

July 1999

NON DIRECTOR EXECUTIVE  OFFICERS

Eric L. Moe

42

Chief Executive Officer

March 2006

Bennett W. Anderson

45

Chief Operating Officer

March 2006

Robert N. Martin, a Professional Geologist, is the President and a Director of the Company.  Mr. Martin graduated from McGill University with a Bachelor of Science degree. Prior to becoming the President of the Company in December 2004, Mr. Martin was the President of LongBow Energy Corporation from October 2003 until October 2004.  From September 2000 until November 2002, Mr. Martin was the Vice President of Exploration for New Energy West LTD. of Calgary, Alberta. Mr. Martin is a member of the Association of Professional Geologists, Geophysicists and Engineers of Alberta and a member of the Canadian Society of Petroleum Geologists.

Eric L. Moe has over 21 years experience in the finance field. His activities have included being a registered representative with several NASD member securities firms; and a Senior Partner, Vice President and branch manager of a registered broker dealer. Since 1998, Mr. Moe has been consulting to both private and public companies specializing in mergers and acquisitions and is currently providing investor relations services to several public companies. During his career Mr. Moe has assisted in raising over $100,000,000 in equity and debt financing. Mr. Moe attended Eastern Washington University.

Dale B. Lavigne is Chairman of the Board and a Director of the Company.  Mr. Lavigne has been a director of the Company since 1965 and served as the Company’s President from 1989 until December 2004.  Mr. Lavigne graduated from the University of Montana with a B. S. Degree in Pharmacy. For the past 47 years, Mr. Lavigne has been the Chairman and a Director of the Osburn Drug Company, Inc., a 4-store chain of drug stores in North Idaho.  Mr. Lavigne is also a Director and Officer of Metropolitan Mines, Inc., a reporting publicly held, inactive mineral exploration company. Mr. Lavigne is the former Chairman of the First National Bank of North Idaho; a former member of the Gonzaga University Board of Regents; former President of the Silver Valley Economic Development Corporation and a current member of the Governor's Task Force on Rural Idaho. Mr. Lavigne is the father of Ronald B. Lavigne and the father-in-law of Thomas C. Kilbourne.

Bennet W.  Anderson serves as Chief Operating Officer. Mr. Anderson most recently served as a Senior Vice President with Novell from 1998-2002. His duties included product direction, strategy and market direction, and training and support for the field sales staff. He led 25 product managers in supporting products and suites with revenues of $60,000,000 and an annual growth rate of 80%. He also managed 300 engineers to develop more than 20 core technologies. From 1978 to 1982 Mr. Anderson worked as a rig hand and was involved in drilling over a dozen wells in North Dakota. He holds a B.S. degree from Brigham Young University in Computer Science and graduated with University Honors of Distinction.

Michael Curtis is a Director of the Company.  Since January 1998 Mr. Curtis has been the president of Cardwell Capital Corporation, a private investment and trading company that invests in private and public corporations in the North American Markets.

Terrence J. Dunne serves as Chief Financial Officer and a Director of the Company. For more than the past five years Mr. Dunne has operated Terrence J. Dunne & Associates, a sole proprietorship which provides bookkeeping, income tax return preparation and business consulting services for small businesses. Mr. Dunne received his BBA, MBA and Masters in Taxation degrees from Gonzaga University.

Jeffrey R. Dworkin is a Director and Corporate Secretary of the Company.  Mr. Dworkin graduated from Queens University with a Bachelor of Arts Degree and the London School of Economics with a Bachelor of Laws Degree.  Since 2000, Mr. Dworkin has been employed by LongBow Energy Corp., a junior oil and gas company listed on the TSX Venture Exchange, and assisted in the raising of approximately Cdn$3 MM.  Mr. Dworkin declared personal bankruptcy under Canadian law on September 3, 2003 and was discharged on June 3, 2004.

Thomas C. Kilbourne is the Treasurer and a Director of the Company and is formerly its Chief Financial Officer.  Mr. Kilbourne has been an officer and director of the Company since January 2001. He graduated from the University of Montana with a BS Degree in Business Administration and Finance.  Mr. Kilbourne has been the Chief Financial Officer and a Director of the Osburn Drug Company since 1999. Mr. Kilbourne is the son-in-law of Dale Lavigne and the brother-in-law of Ronald Lavigne.

Ronald D. Lavigne is a Director of the Company.  Mr. Lavigne has served as a Director of the Company since July of 1999.  Mr. Lavigne graduated from the University of Montana with a BS Degree in Pharmacy.  Mr. Lavigne is the President and a Director of the Osburn Drug Company.  Mr. Lavigne is the son of Dale Lavigne and the brother-in-law of Thomas Kilbourne.

Directors’ Term of Office

Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board of directors.

Director Compensation

Directors of the Company are compensated for their services at a rate of $750 per month. These fees are paid quarterly. Individual directors may receive their compensation in either cash or restricted common stock. If the compensation is in stock, the conversion rate is the three month average of the closing price for the quarter that the services were performed. However, if there is a private placement underway during the quarter, then the conversion value of the restricted stock will be the equivalent of the private placement value of the common stock

Committees of the Board of Directors

Audit Committee

The Audit Committee is responsible for monitoring the integrity of the Company’s financial reporting standards and practices and its financial statements, overseeing the Company’s compliance with ethics and compliance policies and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company’s independent auditors.

The members of the Audit Committee are Dale Lavigne, Terrence Dunne and Ronald Lavigne. None of these Audit Committee members is independent as defined in Rule 4200(a)(15) of the NASD's listing standards.  The Board has determined that Terrence Dunne does qualify as an “audit committee financial expert” on the Audit Committee, as that term is defined in the rules of the Securities and Exchange Commission.

In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Responsibility for our operations is centralized within management. We rely on the assistance of others, such as our out sourced consultant, to help us with the preparation of our financial information. We recognize that having a person who possesses all of the attributes of an independent audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

Compensation Committee

The members of the Compensation Committee are Dale Lavigne, Terrence Dunne and Michael Curtis.

Nominating Committee

The entire Board of Directors serves as the nominating committee.

Code of Ethics

 The Company has adopted a Code of Ethics that applies to the Company's executive officers and directors. The Company will provide, without charge, a copy of the Code of Ethics on the written request of any person addressed to the Company at, Daybreak Oil and Gas, Inc. 601 W. Main Ave., Suite 1017; Spokane, WA 99201. Our code of ethics can also be viewed on our Company website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and executive officers whose total annual salary and bonus exceeded $100,000 during the past three calendar years

("Executive Officers"). Except as set forth below, no officer or Executive Officer of the Company received compensation in excess of $100,000 during the past three calendar years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Options/ Awards	Securities Underlying LTIP SARs	All Other Payouts	All Other Compensation
Robert Martin, President (1) (2)	2006	$315,050(3)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Thomas Kilbourne, Treasurer(1)	2006	$100,000(4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None
Terrence Dunne, Director(5)	2006	$100,000(4)	N/A	N/A	None	None	None	None
	2005	None	N/A	N/A	None	None	None	None
	2004	None	N/A	N/A	None	None	None	None

(1) In addition to the compensation described above, this individual also received Directors fees of $9,000 during the fiscal year ended February 28, 2006.  The $9,000 was paid in restricted common stock.

(2) Payments for Mr. Martin’s services are paid directly to 413294 Alberta Ltd., a Canadian Company.

(3) Included in this amount is $275,000 paid in restricted common stock.

(4) This amount was paid in restricted common stock

(5) In addition to the compensation described above, this individual also received Directors fees of $2,250 during the fiscal year ended February 28, 2006.  The $2,250 was paid in restricted common stock.

Employment Contracts

We entered into verbal one-year employment agreements on March 1, 2006, with Eric Moe, Chief Executive Officer, Bennett Anderson, Chief Operating Officer and Thomas Kilbourne, our Treasurer.  Those employment agreements are currently being reduced to written agreements. We issued Mr. Moe 250,000 shares of common stock, valued at $187,500 at the time of issuance, and we will pay him a salary of $72,000 per year.  We will pay him a salary of $60,000 per year.  We issued Mr. Kilbourne 100,000 shares of common stock, valued at $75,000 on the date of issuance, and we will pay him a salary of $60,000 per year.  We also have a one-year contract with a private consulting firm, 413294 Alberta, Ltd., that supplies the services of our company President, Robert Martin.   413294 was issued 250,000 shares of common stock, valued at $187,500 at the time of issuance, and we will pay them a fee of $144,000.  Mr. Martin is the President of 413294 Alberta, LTD.  All other services are currently contracted for with independent contractors. The Company has not obtained key man life insurance on any of its officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal years ended February 28, 2005 and February 28, 2004 there were no related party transactions.

During the fiscal year ended February 28, 2006, we had the following related party transactions:

From March 19, 2005 until August 31, 2005, five shareholders of whom three were directors and the other two were 10% control persons made 26 loans to us for a total value of $158,821 in the form of convertible notes. These notes had the following features: one year term, six percent interest rate and the notes were convertible after six months to restricted common stock at the note holder’s option.

The conversion rate was set at $0.25 per share because a private placement offering was being planned at the same time for the same price. Both the principal and the accrued interest could be converted to restricted common stock. The three directors and one 10% control person have converted these notes to restricted common stock. A total of $126,821 has been converted to a total of 524,817 shares of stock. This stock conversion includes $4,384 in interest.

On April 27, 2005, we issued 500,000 shares of restricted common stock worth $125,000 to Eric Moe (appointed CEO in March 2006) for IR work. These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.

On October 5, 2005, we issued 1,000,000 shares of restricted common stock worth $250,000 to Eric Moe (appointed CEO in March 2006) for Investment Relations work. These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.

On November 30, 2005, we issued 18,000 shares of restricted common stock worth $4,500 to each of the six members of the Board of Directors for work that had been done beyond their regular director duties. These shares were valued at $0.25 per share and were expensed in October as part of directors’ fees.

On November 30, 2005, we issued 9,000 shares of restricted common stock worth $2,250 to each of the six members of the Board of Directors. These shares were valued at $0.25 per share and were expensed in the third quarter of the fiscal year as part of directors’ fees.

On November 30, 2005, we issued 400,000 shares of restricted common stock worth $100,000 to Terrence Dunne (appointed CFO in April 2006) a shareholder and 10% control person for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.

On December 19, 2005, we issued 30,000 shares of restricted common stock worth $7,500 to Terrence Dunne for his personal guarantee on the Genesis Financial warehousing line of credit. These shares were valued at $0.25 per share and were expensed in December as part of our loan costs.

On January 17, 2006, we issued 300,000 shares of restricted common stock worth $75,000 to Dale Lavigne, a director and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.

On January 17, 2006, we issued 300,000 shares of restricted common stock worth $75,000 to Ronald Lavigne, a director and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.

On January 17, 2006, we issued 400,000 shares of restricted common stock worth $100,000 to Thomas Kilbourne, a director, Treasurer and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year.

On February 10, 2006, we issued 100,000 shares of restricted common stock worth $50,000 to Bennett Anderson for management fees. These shares were valued at $0.50 per share and were expensed in February. Mr. Anderson serves as our Chief Operating Officer effective March 1, 2006.

On February 28, 2006, we issued 3,000 shares of restricted common stock worth $2,250 to each of the seven members of the Board of Directors. These shares were valued at $0.75 per share and were expensed in the fourth quarter of the fiscal year as part of directors’ fees.

On May 26, 2006, we issued 250,000 shares of restricted common stock worth $187,500 to 413294 Alberta, Ltd., of Calgary, Alberta for the services of Robert Martin, our Company President. These shares were valued at $0.75 per share and will be expensed throughout the current fiscal year as monthly management fee.

On May 26, 2006, we issued 250,000 shares of restricted common stock worth $187,500 to Eric Moe. These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fees.

On May 26, 2006, we issued 100,000 shares of restricted common stock worth $75,000 to Thomas Kilbourne, a director and Treasurer. These shares were valued at $0.75 per share and will be expensed throughout the current fiscal year as part of our monthly management fees.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and, in the case of holders of more than 5% of the Company's stock, the most recent Forms 3 and 4 filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, to the Company’s knowledge each person has sole voting power and sole investment power with respect to the shares shown.

Security Ownership of Certain Beneficial Owners

As of the close of business on July 5, 2006, based on information available to the Company, the following persons own beneficially more than 5% of any class of the outstanding voting securities of Daybreak Oil and Gas, Inc.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Terrence J. Dunne	3,803,804	9.89
	601 W. Main Ave
	Suite 1017
	Spokane, WA 99201

Common Stock	Keith A. Hooper(2)	3,176,077	8.26
	1529 W. Adams St.
	Chicago, IL 60607

Common Stock	Robert O' Brien(3)	2,878,953	7.49
	1511 S. Riegel CT.
	Spokane, WA 99212

(1) Percent of class is based upon 38,455,427 shares of common stock outstanding on July 5, 2006.

(2) Includes 2,936,077 shares held directly by Mr. Hooper; 240,000 shares held indirectly by Hooper Group a Company controlled by Mr. Hooper; and 40,000 shares that Hooper Group beneficially owns that underlie a convertible note payable.

(3) Included in this amount are 135,447 shares that Mr. O’Brien beneficially owns that underlie a convertible note payable.

Security Ownership of Management

The following table sets forth, as of July 5, 2006, information regarding the beneficial ownership of our common stock with respect to each of our executive officers, each of our directors, known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The percentage of common stock beneficially owned is based on 38,455,427 shares of common stock outstanding as of July 5, 2006.

Title of Class	Name of Beneficial Owner	Title or Position	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	Robert N. Martin	President & Director	1,380,000	3.58%

Common Stock	Dale B. Lavigne	Chairman & Director	1,027,555	2.67%

Common Stock	Eric L. Moe	CEO	782,000	2.03%

Common Stock	Bennett W. Anderson	COO	300,000	0.78%

Common Stock	Terrence J. Dunne	CFO & Director	3,803,804	9.89%

Common Stock	Jeffrey R. Dworkin	Secretary & Director	30,000	0.08%

Common Stock	Thomas C. Kilbourne	Treasurer & Director	930,072	2.41%

Common Stock	Ronald D. Lavigne	Director	688,814	1.79%

Common Stock	Michael Curtis	Director	30,000	0.08%
Total	Nine (9) individuals		8,972,245	23.31%

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of $0.001 par value Common Stock.  At July 5, 2006 there were 38,455,427 shares of Common Stock issued and outstanding, held by approximately 2,300 shareholders of record.  All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share of Common Stock owned at any shareholders' meeting.  Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.

There are no conversion, preemptive, or other subscription rights or privileges with respect to any common shares.  Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Preferred Stock

We are authorized to issue is 10,000,000 shares of $0.001 stated value preferred stock.  There are 2,000,000 shares of preferred stock issued and outstanding.  The preferred stock may be entitled to preference over the common stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.  The authorized but unissued shares of preferred stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of preferred stock.

Series A Convertible Preferred Stock

The Directors have designated 2,400,000 shares of the Preferred Stock as Series A Convertible Preferred Stock. The following is a summary of the rights and preferences of the Series A Convertible Preferred Stock

Conversion:

The preferred shareholder shall have the right to convert the Series A Convertible Preferred Stock into the Company’s Common Stock. Each share of Preferred Stock is convertible into three (3) shares of Common Stock.

          Automatic Conversion:

The Series A Convertible Preferred Stock shall be automatically converted into Common Stock if the Common Stock into which the Series A Convertible Preferred Stock are convertible are registered with the Securities and Exchange Commission and at any time after to the effective date of the registration statement the Company’s Common Stock closes at or above $3.00 per share for twenty (20) out of thirty trading days (30) days.

               Dividend:

Holders of Series A Convertible Preferred Stock shall be paid dividends, in the amount of 6% of the Original Purchase price per annum. Dividends may be paid in cash or Common Stock at the discretion of the Company. Dividends are cumulative from the date of the Final Closing, whether or not in any dividend period or periods we have assets legally available for the payment of such dividends. Accumulations of dividends on shares of Series A Convertible Preferred Stock do not bear interest.

Voting Rights:

The holders of the Series A Convertible Preferred Stock will vote together with the common stock and not as a separate class except as specifically provided herein or as otherwise required by law.  Each share of the Series A Convertible Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such shares of Series A Convertible Preferred Stock.

Registration Rights Agreement:

The shares of Common Stock into which the Series A Convertible Preferred Shares and the shares underlying the Warrants will be subject to the provisions of a Registration Rights Agreement, a copy of which is attached as Exhibit B.  In general, the Registration Rights Agreement provides that we will file a registration statement (the “Registration Statement”) with the SEC to register the Shares and the shares underlying the Warrants within the latter of 60 days of date of the final closing of this offering or within 30 days after the registration statement relating to our private placement offering dated March 3, 2006 being declared effective.  We plan to file that registration statement shortly after the completion of this offering.  We cannot predict when that registration statement will be declared effective.  After filing the registration statement we will use our best efforts to cause the registration statement to become effective. If we do not file the Registration Statement within that time frame we will issue the holders of the Shares and Warrant Shares warrants (the “Additional Warrants”) on the basis of one Additional Warrant for every four Shares and Warrant Shares owned (i.e., one and one-quarter Additional Warrants for each Unit purchased).  The Additional Warrants will have a per share exercise price of $2.00 per share.  The Additional Warrants will be exercisable for five years, contain customary provisions protecting against stock splits, etc and piggyback registration rights.  The shares of Common Stock underlying the Additional Warrants will be included in the Registration Statement.

Dividends:

We have paid no dividends on our common stock and propose for the foreseeable future to utilize all available funds for the development of our business.  Accordingly, we have no plans to pay dividends on our common stock even if funds are available.

Transfer Agent:

We have retained the services of Columbia Stock Transfer Company, 601 E. Seltice Way, Suite 202 Post Falls, ID 83854, as transfer agent and registrar for the Company.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. All proceeds from the sale of the offered shares will be for the accounts of the selling shareholders.  We may, however, receive cash consideration in connection with the exercise of the warrants from those warrant holders who opt not to use the cashless exercise provision of the Warrantts.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•

Transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

•

In the over-the-counter market;

•

In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

By pledge to secure or in payment of debt and other obligations;

•

Through the writing of options, whether the options are listed on an options exchange or otherwise;

•

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•

Through a combination of any of the above transactions.

The selling shareholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the offering and sale of the common stock.

Each selling shareholder has been advised, and has acknowledged to us, that the Commission currently takes the position that coverage of short sales of shares of our common stock “against the box” made prior to the effective date of the registration statement of which this prospectus is a part with any security covered by this prospectus is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated June 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each selling shareholder has agreed (on behalf of itself or any person over which it has direct control) not to use any of the securities covered by this prospectus to cover any short sales, hedging or similar transactions with the same economic effect as a short sale, made prior to the effective date of the registration statement. In addition, each selling shareholder has agreed to comply with Regulation M under the federal securities laws.

LEGAL MATTERS

Legal matters in connection with the Securities of the Company to be issued in connection with the Offering will be passed upon by the law firm of Workland & Witherspoon PLLC, Spokane, Washington, as our counsel.

PENDING LITIGATION

We are not a party to any legal proceedings, nor have any judgments been taken, nor have any actions or suits been filed or threatened against it or its Executive Officers or Directors in their capacities as such, nor are the Executive Officers or Directors aware of any such claims that could give rise to such litigation.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements as of February 28, 2006 and 2005 and for the period from inception (March 1, 2005) through February 28, 2006 included in this Prospectus have been so included in reliance on the report of DeCoria, Maichel & Teague P.S., our Independent Registered Public Accounting firm, given on the authority of such firm as experts in auditing and accounting.

Our interim Financial Statements as of May 31, 2006, were prepared by management and have not been audited, by DeCoria, Maichel & Teague P.S.  The interim financial statements are the representations of management.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal years ended February 28, 2003 and February 29, 2004, the Board of Directors of the Company engaged the firm of DeCoria, Maichel & Teague PS (DMT) as its independent registered public accounting firm to perform annual audits. In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of our Company’s ability to continue as a going concern.

Because of a pending merger with a company located in California, the firm of DMT resigned on January 7, 2005 as our independent accountant. On January 12, 2005 we engaged the firm of Kabani & Company, located in California, as our independent auditors to provide the requisite audit services for the Company.

On April 20, 2005, the Board of Directors dismissed the firm of Kabani & Company as our independent auditors. Since the pending merger with the California company did not occur, the Board of Directors felt that it was important to have a local independent auditor to perform the annual audits. The firm of Kabani & Company did not report on any financial statements for the Company. While they were engaged by us, they did review our Quarterly Report on Form 10-QSB for the period ending November 30, 2004

On May 24, 2005, we reported that we had again engaged the firm of DeCoria, Maichel & Teague PS (DMT) to act as our independent auditor and perform the requisite audit services.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company) Date of Inception March 1, 2005)

Balance Sheet at May 31, 2006 (Unaudited)

 _____________________________________________________________________________________

ASSETS

May 31,
2006
Current assets:
Cash	$253,483
Restricted cash	4,500,000
Prepaid expenses	422,485
Deferred financing cost	11,500
Total current assets	5,187,468

Oil and gas properties, successful efforts method	2,507,310
Total assets	$7,694,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$47,936
Payroll related liabilities	16,976
Convertible debentures and notes payable	1,163,701
Interest payable	34,970
Total current liabilities	1,263,583

Other liabilities:
Financing lease obligation	200,000
Asset retirement obligation	7,519
Total liabilities	1,471,102

Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000,000 shares authorized, none issued and outstanding
Common stock; $0.001 par value; 200,000,000 shares authorized; 38,455,427 shares issued and outstanding	38,456
Additional paid-in capital	9,468,280
Accumulated deficit prior to March 1, 2005	(736,035)
Accumulated deficit during the exploration stage	(2,547,025)
Total stockholders’ equity	6,223,676
Total liabilities and stockholders’ equity	$7,694,778

The accompanying notes are an integral part of these financial statements.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Operations for the Three Month Periods Ended

May 31, 2006 and 2005 and for the Period from March 1, 2005 through May 31, 2006 (Unaudited)

_____________________________________________________________________________________

			From Date of Inception (March 1, 2005) Through
	2006	2005	May 31, 2006
Operating expenses:
Legal and accounting expense	$43,354	$25,821	$132,427
Management fees	196,500	74,800	987,800
Investor relations fees	40,125	69,335	727,700
Exploration and drilling			327,469
General and administrative expenses	215,065	9,427	315,809
Total operating expenses	495,044	179,383	2,491,205

Other income (expense):
Interest income			362
Interest expense	(26,699)		(56,182)
Total other income (expense)	(26,699)		(55,820)

Net loss	$521,743	$179,383	$2,547,025

Net loss per common share	$0.02	$0.01	$0.10

Weighted average number of shares outstanding-basic	30,684,522	18,969,528	24,315,026

The accompanying notes are an integral part of these financial statements.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Cash Flows for the Three Month Periods Ended

May 31, 2006 and 2005 and for the Period from March 1, 2005 through May 31, 2006 (Unaudited)

_____________________________________________________________________________________

			From Date of Inception (March 1, 2005) Through
	2006	2005	May 31, 2006
Cash flows from operating activities:
Net loss	$(521,743)	$(179,383)	$(2,547,025)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of management and consulting fees prepaid with common stock	140,625	121,875	1,491,875
Common stock issued for services and other management fees	42,000		46,000
Change in operating assets and liabilities:
Restricted cash	(4,491,667)		(4,500,000)
Prepaid expenses	(360)	(191)	(169)
Accounts payable and payroll related liabilities	44,536	16,393	56,541
Interest payable	26,700	660	56,183
Net cash flows used by operating activities	(4,759,909)	(40,646)	(5,396,595)

Cash flows from investing activities:
Return of deposit on equipment	250,000
Purchase of oil and gas properties	(1,454,391)		(2,174,791)
Cash paid for deposits		(31,600)
Net cash flows used by investing activities	(1,204,391)	(31,600)	(2,174,791)

Cash flows from financing activities:
Financing lease obligation	200,000		200,000
Deferred financing costs	(11,500)		(21,500)
Proceeds from borrowings	25,000	75,820	1,112,500
Net proceeds from sale of common stock	5,198,256		6,533,778
Net cash flows from financing activities	5,411,756	75,820	7,824,778

Net increase (decrease) in cash	(552,544)	3,574	253,392
Cash at beginning of period	806,027	91	91
Cash at end of period	$253,483	$3,665	$253,483

Non-cash investing and financing activities:
Common stock issued for oil and gas properties	$150,000		$325,000

Common stock issued for:
Prepaid management and consulting fees	$562,500	$487,500	$1,050,000
Conversion of notes payable and accrued interest			$201,534
Financing Costs			$16,500

The accompanying notes are an integral part of these financial statements.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements (Unaudited)

1.

Basis of Presentation

The financial statements of Daybreak Oil and Gas, Inc. included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Although certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been condensed or omitted, Daybreak Oil and Gas, Inc. believes that the disclosures are adequate to make the information presented not misleading.  These financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended February 28, 2006, included in the registrant’s filing of Form 10-KSB.

The Company has no recurring source of revenue and has incurred operating losses since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern as expressed by the Company’s independent accountants in their report on the Company’s February 28, 2006 financial statements.  The financial statements do not contain any adjustments which might be necessary if the Company is unable to continue as a going concern.  Management is anticipating that the company will start to receive revenue from their oil and gas projects in the third quarter of the current fiscal year.  However, it may still be necessary to continue to finance some of the Company’s growth through sales of its common stock, and borrowings from investors.  However, there can be no assurances as to the overall success of these plans.

The financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation.  The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year ending February 28, 2007.

2.

Reclassifications

Certain reclassifications have been made to conform to prior period data to the current presentation. These reclassifications had no effect on reported earnings.

3.

Restricted Cash

At May 31, 2006 restricted cash was $4,500,000 which had been designated for the acquisition of additional mineral rights in Louisiana. The Company has been unsuccessful in acquiring those mineral rights and subsequently the funds have been returned to the Company and they are available to pay for lease acquisitions, exploration and drilling expenses and operating costs.

4.

Adoption of New Accounting Principle

On March 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. SFAS 123(R) supersedes previous accounting guidance under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of March 1, 2006. There was no impact on the financial statements as of and for the three months ended May 31, 2006 as a result of the adoption of SFAS 123(R).  In accordance with the modified prospective transition method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

5.

Net Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding, and does not include the impact of any potentially dilutive common stock equivalents.  Common stock equivalents, including common stock issuable upon the conversion of loans and interest payable, are excluded from the calculations when their effect is anit-dilutive. Potential shares issuable at May 31, 2006 were:

Convertible debentures and notes payable

2,174,734

Interest payable

72,425

Common stock warrants

5,217,683

Total possible share dilution

7,464,842

6.

Management and Investor Relations Fees

Management Fees Paid in Restricted Common Stock:  During the quarter ended May 31, 2006, the Board of Directors resolved to partially compensate three individuals for management services with restricted common stock.  The stock compensation covers the twelve month period from March 1, 2006 through February 28, 2007.  Robert Martin, President, and Eric Moe, Chief Executive Officer, are compensated $15,625 per month or $187,500 for twelve months (a total of 250,000 shares each, valued at $0.75 per share). Thomas Kilbourne, Treasurer, is compensated $6,250 per month or $75,000 for twelve months (a total of 100,000 shares valued at $0.75 per share).  The remaining value of the shares will be amortized and was included in prepaid expenses at May 31, 2006.

Management Fees Paid in Cash: Certain officers of the Company were paid salaries totaling $48,000 in cash during the first quarter ended May 31, 2006.

Investor Relations Fees. For the quarter ended May 31, 2006, the Board of Directors resolved to partially compensate AnMac Enterprises for Investor Relations services with restricted common stock.  The stock compensation covers the twelve month period from March 1, 2006 through February 28, 2007.  Anmac Enterprises was paid $9,375 per month or $150,000 for twelve months (a total of 150,000 shares valued at $0.75 per share).

7.

Unit Offering

The Company completed a private placement sale of 4,013,602 Units on May 19, 2006.  The Company received gross proceeds of $6,020,404 (net proceeds of $5,198,256) from the sale of the Units.  The offering price of the Unit was $1.50. Each Unit consisted of two shares of common stock and one redeemable warrant to purchase one share of common stock at an exercise price of $2.00 per share.  There was also a cashless warrant provision in the offering.

8.

Sale and Lease-Back of Oil Pipeline

During the quarter ended May 31, 2006, the Company sold and leased back its 40% interest in a gas pipeline in Louisiana to a shareholder of the Company for $200,000.  Under the terms of the agreement, the Company will lease the oil pipeline for $5,000 per quarter for a term of 30 months, and has a right to repurchase the pipeline for $220,000 between the 6th and 30th month of the lease.  The Company is also required to pay the shareholder a 1% carried working interest on the production of F1 Well for the life of the well.   The Company has accounted for this agreement as a financing transaction whereby the gas pipeline is still carried as an asset of the Company and the $200,000 the Company received is a financing lease obligation.

9.

Subsequent Events

The Company’s “F-1” well in the Tuscaloosa Project, in Louisiana, was completed and connected to a pipeline.  Oil and gas production from this well commenced on June 17, 2006.  The Company expects to start receiving cash flow from this well sometime in the third quarter of the current fiscal year.

On  February 24, 2006 the Company borrowed $100,000 from Genesis Financial Inc. The term of the loan agreement was for one year at a 10% interest rate. The loan could be converted to restricted common stock after 61 days from the date of issuance at Genesis’ option. The conversion rate is $0.75 per share. On June 6, 2006, this loan was converted to 137,023 shares of restricted common stock to satisfy the debt and accrued interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Daybreak Oil and Gas, Inc.

We have audited the accompanying balance sheets of Daybreak Oil and Gas, Inc., (An Exploration Stage Company) (“the Company”) as of February 28, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daybreak Oil and Gas, Inc. as of February 28, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague P.S.

May 29, 2006

Spokane, Washington

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Table of Contents

Page

Balance Sheets at February 28, 2006 and 2005

F-9

Statements of Operations for the years ended February 28, 2006 and 2005

F-10

Statements of Changes in Stockholders’ Equity (Deficit)

 for the years ended February 28, 2006 and 2005

F-11

Statements of Cash Flows for the years ended February 28, 2006 and 2005

F-12

Notes to Financial Statements

F-13

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Balance Sheets

February 28, 2006 and 2005

ASSETS

	2006	2005
Current assets:
Cash	$806,027	$91
Restricted cash	8,333
Deposit on equipment	250,000
Deferred financing costs	10,000
Prepaid expenses	250	441
Total current assets	1,074,610	532

Oil and gas properties, successful efforts method	895,400
Total assets	$1,970,010	$532

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$20,376	$8,371
Convertible debentures and notes payable	1,138,701
Interest payable	8,270
Total current liabilities	1,167,347	8,371

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000
shares authorized, none issued or outstanding
Common stock, $0.001 par value; 200,000,000
authorized; 29,458,221 and 18,199,419 issued
and outstanding, respectively	29,458	18,199
Additional paid-in capital	3,534,522	709,997
Accumulated deficit prior to March 1, 2005	(736,035)	(736,035)
Accumulated deficit during the exploration stage	(2,025,282)
Total stockholders’ equity (deficit)	802,663	(7,839)
Total liabilities and stockholders’ equity, (deficit)	$1,970,010	$532

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Operations

For the years ended February 28, 2006 and 2005

	2006		2005
Operating expenses:
Legal and accounting fees	$89,073
Management and director fees	791,300
Investor relations fees	687,575
Exploration and drilling	327,469
General and administrative	100,744		$42,059
	1,996,161		42,059

Other income (expense):
Interest income	362		40
Interest expense	(29,483)
Gain on sale of mineral rights			1,500
Gain on sale of marketable equity securities			11,248
Total other income (expense)	(29,121)		12,788

Net loss	$2,025,282		$29,271

Net loss per common share	$0.09	$	Nil

Weighted average common shares outstanding-basic	22,709,564		18,199,419

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended February 28, 2006 and 2005

Additional

Number of common

Common

Paid-In

Accumulated

Shares

Stock

Capital

Deficit

Total

Balance, February 29, 2004

18,199,419

$

18,199

$

709,997

$

(706,764)

$

21,432

Net loss

(29,271)

(29,271)

Balance, February 28, 2005

18,199,419

18,199

709,997

(736,035)

(7,839)

Issuance of common stock for:

Cash

4,400,000

4,400

1,083,100

1,087,500

Management and director fees

2,783,000

2,783

728,467

731,250

Investor relations fees

2,480,000

2,480

617,520

620,000

Services and other

23,667

24

3,976

4,000

Financing costs

66,000

66

16,434

16,500

Oil and gas properties

700,000

700

174,300

175,000

Conversion of notes payable

787,284

787

196,034

196,821

Interest payable

18,851

19

4,694

4,713

Net loss

(2,025,282)

(2,025,282)

Balance, February 28, 2006

29,458,221

$

29,458

$

3,534,522

$

(2,761,317)

$

802,663

The accompanying notes are an integral part of these financial statements

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Statements of Cash Flows

For the years ended February 28, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(2,025,282)	$(29,271)
Adjustments to reconcile net loss to net cash used by operating activities:
Gain on sale of mineral rights		(1,500)
Realized gain on sale of marketable securities		(11,248)
Common stock issued for: Management and director fees	731,250
Investor relations fees	620,000
Services and other	4,000
Change in:
Restricted cash	(8,333)
Prepaid expenses	191	(80)
Deferred financing costs	(10,000)
Interest payable	29,483
Accounts payable	12,005	8,371
Net cash used by operating activities	(646,686)	(33,728)

Cash flows from investing activities:
Purchase of oil and gas properties	(720,400)
Deposit on equipment	(250,000)
Proceeds from sale of marketable securities		11,248
Proceeds from sale of mineral rights		1,500
Net cash provided (used) by investing activities	(970,400)	12,748

Cash flows from financing activities:
Net proceeds from sale of common stock	1,087,500
Proceeds from borrowings	1,335,522
Net cash provided by financing activities	2,423,022	-

Net increase (decrease) in cash	805,936	(20,980)
Cash, beginning of year	91	21,071

Cash, end of year	$806,027	$91

Non-cash investing activities: Common stock issued for: Oil and gas properties	$175,000
Non-cash financing activities:
Common stock issued for: Conversion of notes payable and accrued interest	$201,534
Financing costs	$16,500

The accompanying notes are an integral part of these financial statements.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

1.

Background and Basis of Presentation

Background

Originally incorporated as Daybreak Uranium, Inc. under the laws of the State of Washington on March 11, 1955, the Company was organized to explore for, acquire, and develop mineral properties in the Western United States.  During 2005, management of the Company decided to engage in the business of acquiring oil and/or gas drilling prospects, and on October 25, 2005, the shareholders approved a name change to Daybreak Oil and Gas, Inc., to better reflect the business of the Company.

At present, the Company has no recurring source of revenue and has incurred losses since inception.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans for the continuation of the Company as a going concern include financing the Company’s growth through the use of either joint venture agreements, sales of its common stock, or borrowings from investors or financial institutions until an oil and gas prospect creates a positive cash flow.  However, there are no assurances as to the overall future success of these plans.  The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

On or about March 1, 2005, the Company began oil and gas exploration activities, and in accordance with SFAS No. 7, “Accounting for Development Stage Entities,” the Company presents itself as an exploration stage company with an inception date of March 1, 2005. Until the Company’s oil and gas property interests are engaged in commercial production, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

2.

Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.  At February 28, 2006, the Company’s cash deposits exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Reclassifications

Certain reclassifications have been made to conform prior year’s financial information to the current year’s presentation. These reclassifications had no effect on net loss or accumulated deficit as reported.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes using the liability method.  Under this method, deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes will be actually paid or recovered.  A valuation allowance is recorded to reduce the deferred tax assets, if there is uncertainty regarding their realization.

Restricted Cash

Included in restricted cash at February 28, 2006 was $8,333 which had been deposited into a joint venture account with Oracle Operating, LLC. The funds are to be used in connection with the joint venture agreement.

Stock-Based Compensation

The Company accounts for stock options as prescribed by accounting Principles Board Opinion No. 25 and discloses pro forma information as provided by Statement 123, “Accounting for Stock Based Compensation,” when applicable. Shares of restricted common stock that are issued to employees and consultants for services are recorded as expense based upon management’s estimate of the fair value of the shares at the time of issuance and the value of services rendered.

Net Loss per Share

Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding, and does not include the impact of any potentially dilutive common stock equivalents.  Common stock equivalents, including common stock issuable upon the conversion of loans and interest payable, are excluded from the calculations when their effect is anit-dilutive.  Potential shares issuable at February 28, 2006 were:

Shares issuable for:

2/28/06

Convertible debentures and notes payable

2,141,401

Interest payable

5,668

Total possible share dilution

2,147,069

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

Net Loss per Share, Continued:

At February 28, 2006 and 2005, the dilutive effect of converting notes payable and related interest to shares was anti-dilutive, and therefore, only basic loss per share is presented. During the year ended February 28, 2005, the Company had no common stock equivalents outstanding.

Fair Values of Financial Instruments

The amounts of financial instruments including cash, deposits, deferred financing costs, prepaid expenses, accounts payable, convertible debentures, notes payable, and interest payable approximated their fair values as of February 28, 2006 and 2005.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for its oil and gas operations.  Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether an individual well finds proved reserves. If an exploratory well requires a major capital expenditure before production can begin, the cost of drilling the exploratory well will continue to be carried as an asset pending determination of whether proved reserves have been found only as long as: i) the well has found a sufficient quantity of reserves to justify its completion as a producing well if the required capital expenditure is made and ii) drilling of the additional exploratory wells is under way or firmly planned for the near future. If drilling in the area is not under way or firmly planned, or if the well has not found a commercially producible quantity of reserves, the exploratory well is assumed to be impaired, and its costs are charged to expense. In the absence of a determination as to whether the reserves that have been found can be classified as proved, the costs of drilling such an exploratory well are not carried as an asset for more than one year following completion of drilling. If, after that year has passed, a determination that proved reserves exist cannot be made, the well is assumed to be impaired, and its costs are charged to expense.  Its costs can, however, continue to be capitalized if a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and sufficient progress is made in assessing the reserves and the well's economic and operating feasibility. Development costs of proved oil and gas properties, including estimated dismantlement, restoration and abandonment costs and acquisition costs, are depreciated and depleted on a field basis by the units-of-production method.  The Company determines if impairment has occurred through either adverse changes or as a result of its annual review of all its oil and gas properties.

Environmental Matters

The Company owns and has previously owned mineral property interests on public and private lands in various states in western United States, on which it has explored for commercial mineral deposits. The Company and its properties are subject to a variety of federal and state regulations governing land use and environmental matters. Management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would effect the financial position of the Company.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

2.

Significant Accounting Policies, Continued:

Recent Accounting Pronouncements

On April 4, 2005, the Financial Accounting Standards Board, (FASB) issued FASB Staff Position (FSP) No. 19-1,"Accounting for Suspended Well Costs." This staff position amends SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies" and provides guidance about exploratory well costs to companies that use the successful efforts method of accounting. The position states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the well's economic and operating feasibility. If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management's evaluation of capitalized exploratory well costs. In addition, the FSP requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year with the number of wells it related to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation. Application of this pronouncement did not have a significant impact on the Company's financial statements.

In December 2004, the FASB issued Statement No. 123(R), which requires employee share-based equity awards to be accounted for under the fair value method.  Proforma disclosure is no longer an option.  Statement No. 123(R) is effective for small business issuers at the beginning of the first interim or annual period beginning after December 15, 2005. The Company believes that adoption of this Statement will not have a significant impact on its financial statements.

3.

Oil and Gas Properties

During the year ended February 28, 2006, the Company acquired interests in various properties in Texas and one property in Louisiana. The Pearl Prospect entitles the Company to a 33.3% working interest and a .05% royalty interest in certain oil and gas leases near the Texas Gulf coast. The Tuscaloosa property in Northeastern Louisiana consists of a 40% working interest, subject to a 75% net revenue interest. The Saxet Deep Field property, located in Corpus Christi, Texas, consists of an 18.75% working interest subject to a 14.4375% net revenue interest.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

3.

Oil and Gas Properties, Continued:

At February 28, 2006, the capitalized costs and the locations of the Company’s unproved properties were as follows:

Leasehold

Exploratory

Acquisition

Drilling

Name of Property

Location

Costs

Costs

Total

Saxet Deep Field

Texas

$

50,000

$

50,000

Pearl Prospect

Texas

125,000

125,000

Tuscaloosca

Louisiana

150,000

$

570,400

720,400

Total

$

325,000

$

570,400

$

895,400

Included in exploration and drilling expenses for the year ended February 28, 2006 are $253,500 of dry-hole drilling costs relating to an exploration well drilled on the Company’s Ginny South Prospect located near the Texas Gulf coast.

4.

Convertible Debentures and Notes Payable

During the year ended February 28, 2006, convertible debentures and notes payable were issued to various accredited individual investors.  The convertible debentures and notes have a one year maturity date from the date of issuance, and are convertible into shares of the Company’s restricted common stock at varying conversion prices that were set to equal the fair value of the Company’s restricted common stock at the date of issuance.  At February 28, 2006, convertible debentures and notes payable and interest payable were as follows:

Interest

Conversion

Accrued

Rate

Price

Principal

Interest

Convertible notes

6%

$0.25 per share

$

32,000

$

1,417

Convertible debentures

10%

$0.50 per share

806,700

6,709

Convertible debentures

10%

$0.75 per share

300,001

144

$

1,138,701

$

8,270

5.

Income Taxes

The Company recorded no income tax benefit for the years ended February 28, 2006, or 2005.  At February 28, 2006 and 2005, the Company had gross deferred gross tax assets of approximately $825,000 and $15,000, respectively.  The deferred tax assets were calculated assuming a 40% combined federal and state income tax rate.  The deferred tax assets resulted primarily from regular tax net operating loss carryforwards of approximately $2,063,000 and $38,000 at February 28, 2006 and 2005, respectively.  The deferred tax assets were fully reserved for, as the Company is uncertain whether it is “more likely than not” that the asset will be fully utilized at this stage of the Company’s development.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

5.

Income Taxes, Continued:

The net operating loss carryforwards available to offset future regular taxable income expire as follows:

2024

$

       9,000

2025

     29,000

2026

2,025,000

The utilization of net operating loss and general business credit carry forwards are substantially limited in the event of an “ownership change” of a corporation.  The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly.

6.

Stockholders’ Equity

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.  Of the 10,000,000 shares, the Company has designated 6,000,000 of the shares as “Series A Preferred Stock”, with a $0.001 par value.  At February 28, 2006 and 2005, no shares of preferred stock were issued or outstanding.

Private Placement

On June 7, 2005, the Company commenced an unregistered offering of its common stock under the securities exemption Regulation D Rule 506.  The Company sold 4,400,000 common shares at $0.25 per share for net proceeds of $1,087,500 to forty-three accredited investors.

Management Fees

During the year ended February 28, 2006, the Company paid $675,000 in management fees by issuing 2,600,000 shares of the Company’s restricted common stock; 1,000,000 shares were issued to directors and 1,600,000 were issued to executive officers.  The shares were valued between $0.25 and $0.50 per share, based on management’s estimate of the fair value of the restricted shares issued at the date they were issued.

Director Fees

During the year ended February 28, 2006, the Company issued a total of 183,000 common shares in payment of director fees to seven directors for their services.  Director compensation expense of $56,250 was recorded based on management’s estimate of the fair value of the restricted shares issued at the date they were issued.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

6.

Stockholders’ Equity, Continued:

Common Stock Issued for Investor Relations Fees

During the fiscal year ended February 28, 2006, the Company issued 2,480,000 shares of its restricted common stock for investor relations services to various individuals and entities.  Investor relations expense of $620,000 was recorded based on management’s estimate of the fair value of the restricted shares issued at the time of issue.  Included in this amount was 1,500,000 shares issued to Eric Moe, the Company’s Chief Executive Officer as of March 1, 2006.

Common Stock Issued for Services and Other

During the fiscal year ended February 28, 2006, the Company issued 23,667 shares of its restricted common stock for legal and website design services and other immaterial adjustments to the Company’s authorized and outstanding shares. The shares were valued at $4,000, based on management’s estimate of the fair value of the restricted shares issued and the services rendered.

Common Stock Issued for Financing Costs

During the fiscal year ended February 28, 2006, the Company issued 66,000 shares of its restricted common stock in connection with obtaining certain debt financing.  The shares were valued at $16,500, based on management’s estimate of the fair value of the restricted shares issued at the time of issue. Included in this amount were 30,000 shares issued to a director.

Common Stock Issued for Convertible Notes and Interest Payable

During the fiscal year ended February 28, 2006, the Company issued 806,135 shares of its restricted common stock upon the conversion of $201,534 of notes and interest payable.  Included in shares issued are 427,747 shares, converting $106,937 of notes and interest payable, held by three Directors of the Company; and 97,071 shares, converting $24,268 of notes and interest payable, held by an executive officer of the Company.

Common Stock Issued for Oil and Gas Property Interests

During the fiscal year ended February 28, 2006, the Company issued 700,000 shares of its restricted common stock to purchase oil and gas properties.  The shares were valued at $175,000, based on management’s estimate of the fair value of the restricted shares issued at the time of issue.

Daybreak Oil and Gas, Inc.

(An Exploration Stage Company, Date of Inception March 1, 2005)

Notes to Financial Statements

7.

Related Party Transactions

In addition to the related party transactions described in Note 6, the Company is provided office space without charge from a major shareholder and a director.  The fair value of the office space is not material to the financial statements and accordingly, has not been recorded.

During the year ended February 28, 2006, loans of $126,821 were made to the Company by certain officers and directors to provide the Company with sufficient funds to pay ongoing operating expenses. The loans accrued interest of 6% per annum, were due in full one year from the date of issuance, and were converted into common shares of the Company at $0.25 per share (See Note 6).

In addition, during the year ended February 28, 2006, the Company issued a $200,000 convertible debenture to a major shareholder (See Note 4). At February 28, 2006, the convertible debenture and $1,753 of accrued interest were outstanding.

8.

Subsequent Events

On March 3, 2006, the Company offered 3,334,000 Investment Units (“Units”) for sale for $1.50 per Unit, through a placement agent, Bathgate Capital Partners.   An additional 20% of Units were available in the event of an over-subscription.  Each Unit was comprised of two shares of common stock and one redeemable common stock purchase warrant.  Each warrant is exercisable at $2.00 for a period of five years.  As of May 19, 2006, the Company had sold 4,013,602 Units, for net proceeds of $5,230,000.

In addition, in March of 2006, the Company expended $840,000 in connection with acquiring 50% of the mineral rights of a property located near its Tuscaloosa Sands project.  The Company also expended approximately $365,000 of well development costs on its existing Tuscaloosa project.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DAYBREAK OIL AND GAS, INC.

COMMON STOCK

_____________

PROSPECTUS

_____________

___________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

We are authorized by our Articles of Incorporation and Bylaws by to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

Section 23B.08.510 of the Business Corporation Act sets out the corporation’s basic authority to indemnify.  The section is structured to first define generally what the corporation may indemnify and then specify exceptions for which the corporation is not permitted to indemnify.

A corporation may indemnify an individual who has been made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if:

(a) The individual acted in good faith; and

(b) The individual reasonably believed:

(i)  In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(ii)

In all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(c)

In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Section 23B.08.510 defines the “outer limits” for which indemnification (other than as authorized by shareholder action) is permitted.  If a director’s conduct falls outside these limits, the director, however, is still potentially eligible for court-ordered indemnification under other provisions.  Conduct falling within these broad guidelines is permissive; it does not entitle directors to indemnification.  There is a much more limited area of mandatory indemnification.  We have, however, however, through bylaw provisions, obligated themselves to indemnify directors to the maximum extent permitted by law.

The general standards for indemnification are closely related to the basic statutory provision defining the general standards of director conduct.  The indemnity standards, however, are lower.  Section 23B.08.300 (general standards of conduct) includes a requirement that directors exercise the “care an ordinarily prudent person in a like position would exercise.”  This standard is not contained in the standard for indemnification, which only requires that directors act” in good faith” and that they “reasonably believe” that their actions are either in the corporation’s best interests or at least not opposed to those best interests.  It is possible that a director who falls below the standard of conduct prescribed by the Business Corporation Act may meet the standard for indemnification under Section 23B.08.510. Further, with respect to the reverse, the courts have stated that it is clear that a director who has met the... standards of conduct would be eligible in virtually every case to be indemnified under Section 23B.08.510.

1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such  indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions.  All amounts shown are estimates except the Commission’s registration fee and the Additional Listing Fee.

Registration Fee--Securities and Exchange Commission	$2,804
Legal Fees and Expenses	$40,000	*
Accountants Fees and Expenses	$15,000	*
Total	$57,804	*

*Estimated.

The selling shareholders have paid none of the expenses related to this offering.

RECENT SALES OF SECURITIES

On March 19, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $623 to meet ongoing operating expenses. On November 28, 2005, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 2,593 shares of stock from this conversion.

On March 22, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $10,216 to meet ongoing operating expenses. On November 28, 2005, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 42,503 shares of stock from this conversion.

On March 23, 2005, Dale Lavigne, a director and shareholder, loaned the company $15,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 62,397 shares of stock from this conversion.

2

On March 23, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 12,479 shares of stock from this conversion.

On March 25, 2005, Thomas Kilbourne, a director, Treasurer and shareholder loaned the company $3,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 12,475 shares of stock from this conversion.

On April 25, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $8,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 33,105 shares of stock from this conversion.

On April 25, 2005, Dale Lavigne, a director and shareholder, loaned the company $8,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 33,105 shares of stock from this conversion.

On April 26, 2005, Ronald Lavigne, a director and shareholder, loaned the company $3,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 12,412 shares of stock from this conversion.

On April 26, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses. On November 28, 2005, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 12,412 shares of stock from this conversion.

On April 27, 2005, we issued 350,000 shares of restricted common stock worth $87,500. The shares were issued to AnMac Enterprises for Investor Relations (“IR”) work. These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.

On April 27, 2005, we issued 500,000 shares of restricted common stock worth $125,000. The shares were issued to Eric Moe (appointed CEO in March 2006) for IR work. These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly IR costs.

On May 11, 2005, we issued 1,100,000 shares of restricted common stock worth $275,000. The shares were issued to 413294 Alberta, Ltd., of Calgary, Alberta to supply the services of Robert Martin, who is our Company President. These shares were valued at $0.25 per share and were expensed throughout the fiscal year as monthly management fee costs.

On May 25, 2005, we issued 30,000 shares of restricted common stock worth $7,500. The shares were issued to Irwin Renneisen for IR work. These shares were valued at $0.25 per share and were expensed in June and July as monthly IR costs.

On May 26, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $3,982 to meet ongoing operating expenses. On November

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30, 2005, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 16,418 shares of stock from this conversion.

On May 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $3,000 to meet ongoing operating expenses. On November 30, 2005, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 12,361 shares of stock from this conversion.

From June 7 to December 19, 2005, we conducted a private placement offering of our common stock. We sold our stock for $0.25 per share. Gross proceeds of $1,100,000 were raised from the sale and generated net proceeds of $1,087,500. A total of 4,400,000 shares of restricted common stock were issued. We did not engage a placement agent for this offering, instead all the shares were sold directly by the company. The shares were offered and sold pursuant to a Regulation D exemption from the registration requirements of the Securities Act of 1933, as amended. The shares were offered and sold only to accredited investors.

On June 16, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $10,000 to meet ongoing operating expenses. On February 10, 2006, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 41,558 shares of stock from this conversion.

On July 8, 2005, Golconda Mining Company, a shareholder, loaned the company $10,000 to meet ongoing operating expenses. On January 25, 2006, Golconda Mining Company converted the note plus interest into restricted common stock. They were issued 41,315 shares of stock from this conversion.

On July 27, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $13,000 to meet ongoing operating expenses. On February 10, 2006, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 53,675 shares of stock from this conversion.

On July 27, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $6,500 to meet ongoing operating expenses. On February 10, 2006, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 26,838 shares of stock from this conversion.

On August 1, 2005, Dale Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses. On February 10, 2006, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 20,628 shares of stock from this conversion.

On August 1, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $500 to meet ongoing operating expenses. On February 10, 2006, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 2,063 shares of stock from this conversion.

On August 2, 2005, Ronald Lavigne, a director and shareholder, loaned the company $5,000 to meet ongoing operating expenses. On February 10, 2006, Mr. Lavigne converted the note plus

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interest into restricted common stock. He was issued 20,625 shares of stock from this conversion.

On August 22, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the Company $5,000 to meet ongoing operating expenses. On February 28, 2006, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 20,625 shares of stock from this conversion.

On August 24, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses. On February 28, 2006, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 24,742 shares of stock from this conversion.

On August 26, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $6,000 to meet ongoing operating expenses. On February 28, 2006, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 24,734 shares of stock from this conversion.

On August 31, 2005, we issued 100,000 shares of restricted common stock worth $25,000. The shares were issued to Margaret Perales from MPG Petroleum to extend the funding deadline on the Pearl Prospect contract. These shares were valued at $0.25 per share and were capitalized in August as part of our oil and gas project costs.

On August 31, 2005, Ronald Lavigne, a director and shareholder, loaned the company $2,500 to meet ongoing operating expenses. On February 28, 2006, Mr. Lavigne converted the note plus interest into restricted common stock. He was issued 10,298 shares of stock from this conversion.

On August 31, 2005, Thomas Kilbourne, a director, Treasurer and shareholder, loaned the company $2,500 to meet ongoing operating expenses. On February 28, 2006, Mr. Kilbourne converted the note plus interest into restricted common stock. He was issued 10,298 shares of stock from this conversion.

On August 31, 2005, Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person, loaned the company $4,000 to meet ongoing operating expenses. On February 28, 2006, Mr. Dunne converted the note plus interest into restricted common stock. He was issued 16,476 shares of stock from this conversion.

On October 5, 2005, we issued 1,000,000 shares of restricted common stock worth $250,000. The shares were issued to Eric Moe (appointed CEO in March 2006) for IR work. These shares were valued at $0.25 per share and were expensed in October as part of our IR costs.

On October 27, 2005, we issued 600,000 shares of restricted common stock worth $150,000. The shares were issued to Sam Pfiester, Trustee for the Tuscaloosa Sands Prospect in Louisiana. These shares were valued at $0.25 per share and were capitalized in October as part of our oil and gas project costs in Louisiana.

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On October 27, 2005, we issued 1,667 shares of common stock worth $500. The shares were issued to Laura Crist for marketing work. These shares were valued at $0.30 per share and were expensed in October as part of our marketing and advertising costs.

On October 27, 2005, we issued 10,000 shares of common stock worth $3,500. The shares were issued to Greg Lipsker for legal work. These shares were valued at $0.35 per share and were expensed in October as part of our legal costs.

On November 30, 2005, we issued 18,000 shares of restricted common stock worth $4,500 to each of the six members of the Board of Directors. These shares were issued for work that had been done beyond their regular director duties. These shares were valued at $0.25 per share and were expensed in November as part of management fees.

On November 30, 2005, we issued 9,000 shares of restricted common stock worth $2,250 to each of the six members of the Board of Directors. These shares were valued at $0.25 per share and were expensed in the third quarter of the fiscal year as part of director’s fees.

On November 30, 2005, we issued 400,000 shares of restricted common stock worth $100,000. The shares were issued to Terrence Dunne (appointed CFO in April 2006), a shareholder and 10% control person for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year as part of our management fees.

On December 19, 2005, we received an advance of $60,000 on a warehousing line of credit from a finance company, Genesis Financial Inc., to finance operating activities. This warehousing line of credit for $180,000 was set up to fund the completion costs of the Ginny South well. The balance of this line of credit was never utilized and was subsequently cancelled. The 36,000 shares of restricted common stock worth $9,000 that were issued, served as the loan origination fees on this line of credit. These shares were valued at $0.25 per share and were expensed as loan costs in December.

On December 19, 2005, we issued 30,000 shares of restricted common stock worth $7,500. The shares were issued to Terrence Dunne (appointed CFO in April 2006) for his personal guarantee on the Genesis Financial warehousing line of credit. The shares were valued at $0.25 per share and were expensed in December as part of our loan costs.

On January 17, 2006, we issued 300,000 shares of restricted common stock worth $75,000. The shares were issued to Dale Lavigne, a director and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year as part of our management fees.

On January 17, 2006, we issued 300,000 shares of restricted common stock worth $75,000. The shares were issued to Ronald Lavigne, a director and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year as part of our management fees.

On January 17, 2006, we issued 400,000 shares of restricted common stock worth $100,000. The shares were issued to Thomas Kilbourne, a director, Treasurer and shareholder for management services. These shares were valued at $0.25 per share and were expensed throughout the last two quarters of the fiscal year as part of our management fees.

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On January 17, 2006, we issued 600,000 shares of restricted common stock worth $150,000. The shares were issued to Kirby Cochran for IR work. These shares were valued at $0.25 per share and were expensed in January as part of our IR costs.

On February 10, 2006, we issued 240,000 shares of restricted common stock worth $60,000. The shares were issued to Genesis Financial Inc., of Spokane, Washington as full payment for the advance from the warehousing line of credit that was created on December 19, 2005. The shares were valued at $0.25 per share.

On February 10, 2006, we issued 100,000 shares of restricted common stock worth $50,000. The shares were issued to Bennett Anderson for management fees. These shares were valued at $0.50 per share and were expensed in February as part of our management fees.

On February 28, 2006, we issued 3,000 shares of restricted common stock worth $2,250 to each of the seven members of the Board of Directors. These shares were valued at $0.75 per share and were expensed in the fourth quarter of the fiscal year as part of directors’ fees.

From  March until May 2006, we conducted a private placement offering of our common stock. Bathgate Capital Partners LLC, a Denver, Colorado based investment bank acted as the placement agent. We offered units for sale which included two shares of common stock and one warrant share for $1.50 per unit. Gross proceeds from the sale were $6,020,404, which equaled 4,013,602 units. Our net proceeds were $5,230,000 and the placement agents commission and expenses equaled $790,401.65. A total of 8,027,206 shares of restricted common stock were issued. Additionally, a total of 4,013,602 warrant shares could be issued from this private placement. These warrant shares will be exercisable at a price of $2.00 per share for a period of five years and have a cashless excise provision. The placement agent earned 1,204,081 warrant shares, of which 802,721 are exercisable at $0.75 per share and the remaining 403,360 warrant shares are exercisable at $2.00 per share. These placement agent warrant shares are exercisable for a period of seven years. We had the final distribution and closing of proceeds on May 19, 2006 from this private placement. This offering was made pursuant to a Rule 506 exemption from registration promulgated under Regulation D of the Securities Act of 1933., as amended. All offerees and purchasers in this private placement were accredited investors.

On May 3, 2006, we issued 70,000 shares of restricted common stock worth $42,000. The shares were issued to Gregory Donelson for consulting services. These shares were valued at $0.60 per share per terms of the contract signed in December 2005, and were expensed in May as part of our fundraising costs.

On May 10, 2006, we issued 150,000 shares of restricted common stock worth $112,500. The shares were issued to AnMac Enterprises for IR work. These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as monthly IR costs.

On May 26, 2006, we issued 250,000 shares of restricted common stock worth $187, 500. The shares were issued to 413294 Alberta, Ltd., of Calgary, Alberta to supply the services of Robert Martin, who is our Company President. These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as monthly management fee costs.

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On May 26, 2006, we issued 250,000 shares of restricted common stock worth $187,500. The shares were issued Eric Moe, CEO, for management services. These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fee costs.

On May 26, 2006, we issued 100,000 shares of restricted common stock worth $75,000. The shares were issued to Thomas Kilbourne, Treasurer, for management services. These shares were valued at $0.75 per share and will be expensed throughout the fiscal year as part of our monthly management fee costs.

The convertible notes, shares issued upon conversion of the notes and shares issued in consideration of services were issued pursuant to a Section 4(2) exemption from registration under the Securities Act of 1933, as amended.

On July 18, 2006 the Company completed an offering of  $3,260,000 of a maximum $6,000,000 private placement of its Series A Convertible Preferred Stock and common stock purchase warrants, which are being offered in Units consisting of 1 share of Preferred Stock and one common stock purchase warrant exercisable to purchase to purchase one share of common stock.  The offering price of a Unit was $3.00.  The warrants are exercisable at $2.00 per share for five (5) years.  Our net proceeds from the offering were $2,836,200.

We paid a placement agent fees totaling $423,800 in connection with the offering (including a three percent 3% unaccountable expense allowance), and we will issue it warrants to purchase 3 shares of common stock for each ten Units sold.  The warrants are exercisable at $1.00 per share.

The offering was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act, and Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  The securities were sold to 82 “Accredited Investors” as defined by Regulation D, who were not solicited through any form of general solicitation or advertising, represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in the transaction.  All purchasers of the securities received adequate information about us.

All of the above securities are restricted securities and each person who received certificates for shares of restricted stock consented to the placement of a restrictive legend on their certificate.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT.  AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION.  THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE

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EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

EXHIBITS

Exhibit
Number	Description of document
3.i	Amended Articles of Incorporation
5.1	Opinion of Workland & Witherspoon, PLLC
10.i	Placement Agent Agreement dated March 3, 2006 by and between Daybreak Oil and Gas, Inc., and Bathgate Capital Partners LLC*
10.ii	Form of Investor Subscription Agreement
10.iii	Form of Common Stock Purchase Warrant *
10.iv	Form of Registration Rights Agreement *
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Workland & Witherspoon, PLLC P (included as part of Exhibit 5.1)*
*	Filed herewith.

UNDERTAKINGS

(a)

We hereby undertake:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (Securities Act);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 18, 2006.

DAYBREAK OIL AND GAS, INC.

By:  /s/ Eric L. Moe

Name:

Eric L. Moe

Title:

Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Eric Moe and Terrence J. Dunne, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale B. Lavigne Dale B. Lavigne	Director	July 18, 2006
/s/ Robert N. Martin Robert N. Martin	Director	July 18, 2006
/s/ Jeffrey R. Dworkin Jeffrey R. Dworkin	Director	July 18, 2006
/s/ Terrence J. Dunne Terrence J. Dunne	Director	July 18, 2006
/s/ Thomas C. Kilbourne Thomas C. Kilbourne	Director	July 18, 2006
/s/ Michael Curtis Michael Curtis /s/ Ronald D. Lavigne Ronald D. Lavigne	Director Director	July 18, 2006 July 18, 2006

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INDEX TO EXHIBITS

Exhibit
Number	Description of document
3.i	Amended Articles of Incorporation
5.1	Opinion of Workland & Witherspoon, PLLC
10.i	Placement Agent Agreement dated March 3, 2006 by and between Daybreak Oil and Gas, Inc., and Bathgate Capital Partners LLC*
10.ii	Form of Investor Subscription Agreement
10.iii	Form of Common Stock Purchase Warrant *
10.iv	Form of Registration Rights Agreement *
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Workland & Witherspoon, PLLC P (included as part of Exhibit 5.1)*
*	Filed herewith.

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